Table of Contents

As filed with the Securities and Exchange Commission on November 29, 2018

File No. 333-227650

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ELITE PERFORMANCE HOLDINGS CORPORATION

Nevada
(State or jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

7687 Charleston Way

Port St. Lucie FL 34986

(844) 426-2958

(Address, including zip code, and telephone number, including area code,

of registrant’s principle offices,)

Nevada Business Services

Resident Agent

1805 N. Carson Street, Suite X, Carson City, NV 89701

                                                                                775-624-8494

(Name, address, including zip code, and telephone number, including area code,

of agent for service

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  x

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ¨

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ¨

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ¨

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	o	Accelerated filer	o
Non-accelerated filer	o (Do not check if a smaller reporting company)	Smaller reporting company	x
		Emerging growth company	x

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    x

Calculation of Registration Fee

Title of each Class of Securities To be Registered	Amount to be registered (1)	Proposed maximum Offering price per share (2) (3)(4)(5)	Proposed maximum aggregate Offering price	Amount of registration fee

Common Stock, $0.05 par value per share, to be offered by the issuer	25,000,000	$0.05	$1,250,000	$
Common Stock, $0.05 par value per share, to be offered by the selling stockholders	3,970,000	$0.05	$198,500	$

Total	28,970,000	—	$1,448,500	$

(1)  In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)  Estimated solely for the purpose of computing the registration fee pursuant to Rule 457 of the Securities Act.

(3)  Offering price has been arbitrarily determined by the Board of Directors.

(4)  The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o).

(5)  The offering price has been calculated as the exercise price solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(g).

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS

Subject to completion, dated _________________, 2018

ELITE PERFORMANCE HOLDINGS CORPORATION

25,000,000 Shares of Common Stock Offered by the Company

And

3,970,000 Shares of Common Stock Offered by the Selling Stockholders

$0.05 per share

This is the initial public offering of our common stock, par value $0.05 per share. We are selling 25,000,000 shares of our common stock.

In addition, the selling stockholders identified in this prospectus are selling 3,970,000 shares of common stock.

If the selling stockholders sell all 3,970,000 shares of their stock, the net proceeds to the selling stockholders would be $198,500. We will not receive proceeds from the sale of any shares by the selling stockholders.

This offering (for both the Company and the selling stockholders) will terminate on the date which is 180 days from the effective date of this prospectus, although we may close the offering on any date prior if the offering is fully subscribed or upon the vote of our board of directors.

We currently expect the initial public offering price of the shares we are offering to be $0.05 per share of our common stock. The selling stockholders are likewise selling their shares at $0.05 per share.

There is no established market for our stock. The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

The shares of common stock being sold by the selling stockholders were issued in transactions made in reliance on Section 4(a)(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder. Our common stock is not currently quoted on the OTC Market Groups quotation system and we have no ticker symbol. There is no trading market for our common stock whatsoever.

Investing in our common stock involves a high degree of risk. See “Risk Factors” for certain risks you should consider before purchasing any shares in this offering. This prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any state where the offeror sale is not permitted.

The offering is being conducted on a self-underwritten, best efforts basis, which means our management will attempt to sell the shares being offered hereby on behalf of the Company. There is no underwriter for this offering.

Completion of this offering is not subject to us raising a minimum offering amount. We do not have an arrangement to place the proceeds from this offering in an escrow, trust or similar account.  Any funds raised from the offering will be immediately available to us for our immediate use.

Any purchaser of common stock in the offering may be the only purchaser, given the lack of a minimum offering amount.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The Company does not plan to use this offering prospectus before the effective date.

Proceeds to Company in Offering

	Number of Shares	Offering Price (1)	Underwriting Discounts & Commissions	Gross Proceeds

Per Share
25% of Offering Sold	6,250,000	$0.05		$312,500
50% of Offering sold	12,500,000	$0.05		$625,000
75% of Offering Sold	18,750,000	$0.05		$937,500

Maximum Offering sold	25,000,000	$0.05	$1,250,000

(1)  Assuming an initial public offering price of $0.05 per share, as set forth on the cover page of this prospectus. The Company will receive no proceeds from the sale of any common stock by the selling stockholders. If the selling stockholders sell all 3,970,000 shares of their stock, the net proceeds to the selling stockholders would be $198,500.

ABOUT THIS PROSPECTUS

In making your investment decision, you should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with any other or different information. If anyone provides you with information that is different from, or inconsistent with, the information in this prospectus, you should not rely on it. We believe the information in this prospectus is materially complete and correct as of the date on the front cover. We cannot, however, guarantee that the information will remain correct after that date. For that reason, you should assume that the information in this prospectus is accurate only as of the date on the front cover and that it may not still be accurate on a later date. This document may only be used where it is legal to sell these securities. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sales of our shares of common stock.

You should not interpret the contents of this prospectus to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in our common stock.

This prospectus does not offer to sell, or ask for offers to buy, any shares of our common stock in any state or other jurisdiction in which such offer or solicitation would be unlawful or where the person making the offer is not qualified to do so.

No action is being taken in any jurisdictions outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus in those jurisdictions. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions that apply in those jurisdictions to this offering or the distribution of this prospectus. In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our,” “Harrelson” and the “Company” refer to Elite Performance Holdings Corporation

SUMMARY

The following summary highlights material information in this prospectus. It may not contain all the information that is important to you.  For additional information, you should read this entire prospectus carefully, including “Risk Factors” the financial statements and the notes to the financial statements.

Overview

Elite Performance Holding Corporation ("EPH") is a holding company with anticipated holdings in companies centered on innovative and proprietary nutritional and dietary fitness enhancement products, that are in the sports performance, weight loss, nutritional, functional beverage and energy markets. The team is composed of highly experienced business, marketing and sales executives in the beverage and nutritional space, who are passionate about health and nutrition.

The mission of Elite Performance Holdings is to aggressively seek and acquire companies with niche products that are first to market and can be exploited in the 35 billion dollar nutritional and sport beverage industries. The goal of EPH is to effectuate its unique business model through strategic branding and marketing, to aggressively scale companies to size, and operate them efficiently to maximize growth, revenue production and eventual net income. On February 2, 2018, a Contribution and Assignment Agreement was executed by Joseph Firestone and Jon McKenzie (collectively, the “Assignors”), and Elite Performance Holding Corp., a Nevada corporation (the “Assignee”) under which Firestone and McKenzie contributed a total of 100,000,000 shares of common stock (collectively, the “Shares”) of Elite Beverage International Corp., a Nevada corporation (the “Company”) to EPH.

Following the aforementioned assignment of 100,0000 shares of Elite Beverage International common stock to EPH, Elite Beverage International is a 100% wholly owned subsidiary of Elite Performance Holding Corp. Elite Beverage is currently producing a first of its kind functional sports beverage. Beyond Your Limit Training (B.Y.L.T.) sports drink is the first to combine the benefits of hydration, endurance, sustained energy, muscle repair, fat oxidation, and recovery all-in-one great tasting beverage. It is management’s belief that this statement is true since EBI has the exclusivity for the patent pending ingredient (Outlast Amino) which has not been used in the beverage space. We believe the combination of these unique ingredients would support this statement. Whether you are looking to achieve optimal performance on the baseball field, basketball court, soccer field, in the gym or any competitive sport, BYLT provides the competitive edge every athlete actively seeks.  This unique product is designed with scientifically dosed key ingredients to bridge the gap between the current sports drinks filled with sugars that have serve no function, hydration beverages and dietary supplements, without the crash from sugars and jitters from caffeine which eventually leads to a decrease in performance for athletes. Clinical doses of Hydromax, Spectra and Palatinose are used in the formula. Please see attached studies as Exhibit _. This study supports sugar crash and performance decrease https://www.ncbi.nlm.nih.gov/pubmed/29234478

BYLT is not only designed to enhance performance and support the intense physical demand of athletes but be safe and backed by science. https://www.ncbi.nlm.nih.gov/pmc/articles/PMC4256589/

The Company is currently producing a sports beverage like no other available on the market.  Beyond Your Limit Training (B.Y.L.T.) is the first ready to drink (RTD) beverage of its kind to combine the benefits of hydration, endurance, sustained energy, fat oxidation, and muscle repair and recovery all in one great tasting beverage. BYLT (pronounced built) uses a proven proprietary formula that simultaneously hydrates, helps improves performance, promotes fat burning during exercise, and aids in muscle recovery after exertion. Whether you are looking to achieve optimal performance on the baseball field, basketball court, soccer field, in the gym or any competitive sport, BYLT provides the competitive edge every athlete actively seeks.  This unique product is designed with scientifically dosed key ingredients to bridge the gap between energy drinks, hydration beverages and dietary supplements, without the sugars and jitters from caffeine which eventually cause athletes to crash.

The company also intends to expand the brand in the fitness and workout apparel industry from its consumer base. In 2018, the global sports apparel market was estimated to generate about 174 billion U.S. dollars in revenue. The global sports and apparel industry is highly fragmented, with many brands competing, from basic discount brands to high-end fashion names. The brand expansion of the BYLT name can penetrate the apparel industry much easier since it has brand recognition in this market space.

    The Product

Elite Beverage International will offer a first to market functional RTD beverage that redefines hydration and performance drinks using a patent pending amino/carbohydrate combination named Outlast™ Amino.( US Patent 8,283,327) This Smart Carb™ technology blend provides a unique benefit of hydration, endurance and sustained energy without caffeine, artificial flavors or colors making it the ideal sports beverage for health-conscious consumers and serious athletes alike.

BYLT will introduce two flavors upon launch while planning to strategically introduce additional 4 flavors to support the launch after three to six months of operation. These flavors will include raspberry lemonade, tropical punch, green apple, lemon lime, watermelon, grape, and fruit punch. In addition to having a great refreshing taste, the tested benefits of BYLT products include those in Figure 1.

How it Works

BYLT utilizes a proprietary formulation consisting of scientifically proven nutrients and ingredients that position the Company as the ultimate sports performance drink provider. Management believes this statement is true based on the clinical studies of each ingredient used in the formula of BYLT. Clinical studies support managements statements regarding its proprietary formulation and being first-to-market with this ready to drink (RTD) sports drink beverage. These ingredients include:

HydroMax™: HydroMax™ is a first to market ingredient in the ready to drink market that is used in BYLT to provide superior hydration for athletes. Glycerol is a three-carbon molecule that acts as an intermediate in carbohydrate and lipid metabolism. Due to the way glycerol is held in the body until the extra glycerol is removed by the kidneys or broken down by the body, makes HydroMax™ unique in its hydrating abilities. easily absorbed and distributed throughout the intracellular space, increasing the concentration of fluid in the blood and tissues, positively affecting osmolarity and the expansion and maintenance of fluid volume, known as hyperhydration. This brings potential benefits for endurance and stamina events, including adaptation to environmental heat/humidity stress, along with promoting blood flow associated with resistance training.

OUTLAST™ Amino: Outlast™ Amino is a patent pending (US Patent 8,283,327) Smart Carb™ combination of Palatinose™ and fermented branch chain amino acids. Palatinose™ is a slow releasing carbohydrate that drives the metabolism towards fat burning. The ingredient helps the body burn more calories from fat under physical activity in comparison to other carbohydrates. Palatinose™ is the only functional carbohydrate which is fully digestible yet slowly released. In other words, Palatinose™ provides glucose in a more balanced way thus providing prolonged energy. Palatinose™is low glycemic, low insulinemic, and even tooth friendly. It also increases absorption in the body of amino acids by 50% which are key to muscle repair and improve recovery.

Fermented BCAAs: BCAAs are essential branched chain amino acids, obtained from high protein sources with the ideal ratio of 2:1:1 (Leucine, Isoleucine and Valine) that are a superior pre-, intra-, and post-workout combination to maximize muscle recovery and repair and help reduce muscle catabolism. The unique features of micro-pure instantized BCAAs used in BYLT include its non-GMO, vegan and non-allergenic source, which make it ideal for any consumer.

Spectra™ Total Orac Blend: is an all-natural, scientifically validated formula of fruits, vegetables, and herbs shown to inhibit free radical production, optimize cellular metabolic activity, and increase nitric oxide levels. human body. Clinical studies show that Spectra™ Total Orac Blend help support the body's response to production of free radicals during workouts and support efficient cellular oxygen consumption. Spectra™ represents the latest evolution in the fight against potentially-damaging free radical molecules. For the first time anywhere, the biological effects of a natural supplement on the changes of oxidative and nitrosative stress markers, as well as cellular metabolic activity, have been clinically observed in the human body.* Exclusively available from FutureCeuticals, Spectra™ has been reported to decrease reactive oxygen species (ROS), increase cellular oxygen consumption in blood and mitochondria, decrease extracellular H2O2, and reduce TNFα-induced inflammatory response in humans. (https://onlinelibrary.wiley.com/doi/full/10.1002/fsn3.178) (https://www.ncbi.nlm.nih.gov/pmc/articles/PMC4256589/)

NSF certification: This is a public health and safety organization that is globally recognized. Manufacturers, regulators and consumers look to the NSF to develop public health standards and certifications that help protect food, water, consumer products and the environment. As an independent, accredited organization, they test, audit and certify products and systems as well as provide education and risk management. With today’s focus on human health and well-being, NSF meets the needs of safety and quality for the dietary supplements industry. NSF ensures product and ingredient safety, giving both industry and consumers peace of mind through GMP compliance, accredited certification programs, testing services and training capabilities.

The NSF mark is the consumers assurance that the product has been tested by one of the most respected independent certification organizations in existence today. It is valued by consumers, manufacturers, retailers and regulatory agencies worldwide.

The NSF certification mark on a product means that the product complies with all standard requirements. NSF conducts periodic unannounced inspections and product testing to verify that the product continues to comply with the standard.

The mark also provides:

•Knowledge that an impartial review against established criteria or guidelines has been conducted

•Evidence that product labeling and claims have been objectively reviewed by a trusted third party

•A way to differentiate your product from your competitors’ and gain advantage in the market

•Evidence of your organization’s company-wide commitment to quality, compliance and safety

•Backing by a team of professionals dedicated to public health and safety operating in more than 170 countries around the world.

Market Opportunity

With its all-encompassing benefits and better-for-you ingredients, BYLT is positioned to succeed in a highly lucrative market due to being first to market, its superior product offering and an ideal market opportunity. The breakdown of favorable market trends that will help fuel the initial growth and long-term success of the Company include:

✓Healthy living trends and lifestyles are continuing, creating a drive for better-for-you trends, active lifestyles, and a growing demand for industry products from everyday consumers.

✓There are currently no other RTD beverages that combine the benefits of BYLT that athletes seek out. In order to achieve optimal nutrients, an athlete must take 3-4 supplements that are often packed with unhealthy additives such as sugars and caffeine.

✓Sports Drinks accounted for 70% of the entire Fortified/Functional beverage industry and is expected to continue its growth during the next five years to become a $9 B market by 2021.

✓BYLT is also positioned in the Nutrition and Performance Drink Industry which generated a total revenue of $14.2 billion. Mintel estimates sales of the category to continue to grow reaching $18.3 billion by 2021.

✓According to Statista, 36% of individuals in the U.S. purchase a ready to drink sports drink 1 – 2 times a week, while 15% purchase one over 10 times a week.

✓There is high potential for customer loyalty in the industry and brands that deliver on their promised functional and health benefits usually keep loyal core consumers.

✓The BYLT brand can brand out and expand into the workout and fitness apparel market as well.

✓As of the date of this filing, no revenues have been produced. However, the company has recently completed its first initial production run of 250,000 bottles set for distribution and sales.

Growth and Expansion Strategy

The Company retained key executives for nationwide sales and distribution of their first to market sports drink. The executive team is comprised of former seasoned Coca-‐Cola, PepsiCo and Dr. Pepper executives that have over 120 years of combined experience in the beverage industry. Previous clients include: Coca-‐Cola, Bolthouse Farms, Cinnabon, Nestle Waters, Honest, Celsius and others. The Company will launch its products in a series of region expansions, as shown in the figure below.

Expansion Region One

The Company will launch operations in the States of California, Nevada and Arizona region.

Expansion Region Two

The Company will then expand to Texas, New Mexico, Louisiana, region

Expansion Region Three

Following successful expansion into Region One and Two, the Company will enter into the markets of New York, New Jersey region

Expansion Region Four

Finally, BYLT will enter the Illinois, Iowa region and continue to expand in the Mid-West.

Business Model

BYLT will generate revenue through selling its products in cases to a diverse network of retail distributors, in addition to direct to consumer via e-commerce platforms.

The Company’s diverse network of retail chains include larger grocery and wholesale stores, direct store deliveries, specialty stores and gyms as well as e-commerce channels. Management used the relationships of its consultants at GBS Growth Partners to get product in the door and commitments from Albertsons in Tx and CA, HEB, Central Market, OTG, and several retail gas stations. In the beverage industry no contracts are created for these purchase orders as it’s arranged through their beverage distributors. The Company assumes a direct cost of $7.99 per case and will sell via ecommerce channels for $29.99 and to wholesale clients at $16.99. The Company assumes their retail price to be around $2.49 per bottle.

✓First Mover Advantage: BYLT is the first RTD beverage of its kind that is focused on reinventing how athletes receive the extra electrolytes and supplements they need to go above and beyond their fitness goals. Currently, other brands like Gatorade work towards providing athletes with extra fuel simply by increasing sugar and caffeine intake.  BYLT reinvents how athletes refuel by providing them with a healthy alternative that helps them hydrate, perform better under physical stress and recover after muscle fatigue.

✓Branding: The BYLT brand is bound to gain attention on any retail shelf. BYLT will use its slogan, “BYLT FOR THIS” or “I AM BYLT” to create interest from all types of athletes as the superior way to reach their performance goals. In addition, the Company  has a variety of professional and competitive athletes, and influencers throughout several verticals, promoting the brand which is bound to create a buzz surrounding the product prior to its launch date.

✓For the Health-Conscious Consumer:  The BYLT beverage formulation is low in calories, has no caffeine, does not spike blood sugars and has much better performance claims compared to Gatorade and Powerade. As a result, BYLT appeals to the growing number of consumers that are looking for a more functional and health-oriented beverage for themselves and their children.

✓Scientifically Proven: BYLT uses a variety of scientifically proven ingredients, some of which are both proprietary and exclusive to Elite Beverages in order to help provide ideal results for all athletes. The proprietary formulation helps to improve performance, hydration, increase endurance, reduce muscle fatigue and soreness, support antioxidant potential, promote fat burning during exercise, increase exercise capacity, and increase muscle recovery.

✓Team of Experts: The Company’s management team has over 5 decades of combined experience in the beverage industry, retail industry, and in enterprise growth management. This expertise is bound to help support BYLT to success.

Opportunity Analysis

Fortified/Functional Beverages

BYLT is a liquid dietary supplement formulated in a ready to drink (RTD) sports beverage that helps promote superior performance for athletes with a great refreshing taste and positions the Company in the fortified/functional beverage industry.

Industry Overview

The popularity of fortified/functional (FF) beverages has exploded in recent years, driven by several factors, including the overall growth of functional beverages and targeted marketing to everyday consumers, people with active lifestyles, and competitive & professional athletes. The functional beverage market includes six submarkets including energy drinks, sports drinks, functional water, functional dairy beverages, functional juices, and other functional beverages. BYLT competes amongst other sports drinks.

Industry Performance

The industry has experienced continuous growth of 5% in the last several years and has a recorded retail value of $27 B annually. FF beverages continued to perform positively in 2017, fueled by continued consumer interest in value-added beverages. Many of the bestselling FF beverages continued to stem from sports drinks and energy drinks. For example, these two beverage types alone accounted for 70% of all FF beverages retail value sales, indicating a lucrative opportunity for the Company. FF beverages maintained a steady growth based on a combination of consumer interest and chance, whereby premium beverages, a growing commodity in the beverage industry, are also often fortified/functional.

In the past five years, success of electrolyte-fortified waters such as Glacéau Smartwater and Propel opened the door for further interest from manufacturers. Additions to FF bottled water include Bai Brand’s launch of Bai Antiwater, an antioxidant infused water, and Body Armor’s electrolyte-fortified water, designed specifically for athletes. The Bai brand that was founded in 2009 was bought by Dr. Pepper Snapple Group in 2016 for $1.7B with training revenues of $200M. This shows increased market opportunity for BYLT, as it will position itself as the premier antioxidant/electrolyte rich sports drink in a market that provides multifaceted benefits which currently are not available in a ready-made beverage.

The leading functional ingredients commonly found in FF beverages are vitamins C, vitamins D and calcium. Vitamin C is marketed as an antioxidant, and many consumers believe that vitamin C consumption can reduce the possibility of catching a cold. Meanwhile, calcium is promoted for bone health and vitamin D is marketed as improving bone mineral density, alongside calcium. Fortified/functional beverages in the US are typically used to complement healthy nutrient consumption. As such, a beauty from within perception, which is the idea that what individuals eat help to promote external beauty (e.g. clear skin) along with specific health benefits like countering obesity or lower high blood pressure are not factors taken into consideration for brand positioning. Positioning of this nature is oftentimes avoided by manufacturers for far of deceptive marketing lawsuits as well as to comply with regulations enacted by the US Food and Drug Administration (FDA).

The Sports Drinks segment of the FF Beverages Industry is estimated to generate $7.9 B in revenue annually.  The growth of the sports drink segment in the FF beverage industry was fueled by regular sports drinks, as reduced sugar-laced sports beverages show to have slightly declined in their small market segment over the past five years (shown in the graph below). This is due to the growing consumer importance placed on the functionality of the beverage, rather than general health claims.

Figure 4: Historical and Future Growth for FF Sports Beverages

9,000.00
8,000.00
7,000.00
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3,000.00
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1,000.00
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$6,416
$6,567
$6,670
$6,881
$7,425
$7,921
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$8,482
$8,678
$8,869
$9,046
2011
2012
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2015
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FF Sports Drinks
Regular Sports Drinks
Reduced Sugar Sports Drinks

Future Growth

The FF Beverages industry is expected to see a slower growth rate of 3% over the next five years resulting from a decline in energy drink sales. Nonetheless, categories such as FF RTD coffee and FF bottled water are expected to offset slowing sales growth with fresh opportunities for FF beverages. In addition, the FF Sports Drinks segment is expected to continue its growth during the next five years helping industry growth. FF Sports Drinks are expected to reach a $9 B market value by 2021.

Changes to the “Nutrition Facts” label on beverages announced by the US Food and Drug Administration in May 2016 could create new emphases of fortification. The changes include the mandatory listing in actual amounts and percentages of the daily value of vitamin D, calcium, iron, sodium and potassium, and will include other vitamins and minerals on a voluntary basis. Most likely, manufacturers will respond by focusing efforts on including the previously mentioned vitamins and nutrients, as these will become expected ingredients in future Sports Drinks.

Weight management and hydration are currently two of the new trends that have also come up as a key branding opportunity, due to sedentary lifestyle and a growing obese population; consumers want to opt for healthier lifestyles and are looking for and choosing “better-for-you” nutritional products in order to obtain desired results. In fact, the healthy eating index, represents the percentage that the average American adheres to the consumption guidelines set out by the Department of Agriculture, has increased from 66.7% in 2012 to 67.9% in 2017, showing that Americans have been opting for healthier choices. This equates to an approximate growth of over 4 million Americans in the past five years.

Figure 7: Better-for-You ingredient avoidance by ingredient type in June 2016 (Mintel)

The growth rate is expected to continue to show growth over the next five years, which will bode well for the Company as more individual consumers will be inclined to purchase products that promote and encourage active lifestyles and nutritional value.

Better For You Trends

The better-for-you trend is a market phenomenon that has inspired Americans to specifically purchase products deemed healthier or free from ingredients considered harmful. When seeking better-for-you foods and beverages, consumers avoid certain elements in their diets, chiefly artificial ingredients of all forms, and express a general distrust of genetically modified (GMO) ingredients. At the same time, many consumers are seeking products with added health attributes. Consumers are also seeking to avoid high fructose corn syrup (HFCS), sugars, caffeine’s and trans-fat; BYLT provides products that use a natural carbohydrate, low in calories and abstains from other harmful ingredients.

Nutrition and Performance Drinks

In addition to the FF Beverages Industry, BYLT is also positioned in the Nutrition and Performance Drink Industry which generated total revenues of $14.2 billion and a recorded growth of 36% since 2011.

Increased consumer attention surrounding convenient ways that help improve their fitness and nutrition, such as RTD drinks, benefit this specialized category. Functional benefits, health claims, and high-protein formulas have helped the category thrive, but a recent surge in food and drink products with similar functions and claims   may compete directly with nutritional and performance drinks. With healthy growth in the past five years, Mintel estimates sales of the category to continue to grow at a slightly slower pace from 2016-21, reaching an anticipated $18.3 billion in sales.

Currently, sports drinks continue to make up the highest segment for the nutrition and performance drink industry but have been losing market share to nutritional drinks. Sports drinks reached $7.9 billion in annual revenue, accounting for over half (55%) of category sales, yet the segment lost market share in the past years to the nutritional drinks segment, which makes up over a quarter of sales in the category. While weight loss drinks remain the smallest segment measured with $629 million in sales, it stole market share from the $2 billion performance drinks segment. These slight shifts in the category may indicate an increasing interest in more snackable and meal replacement-friendly formats that many products in the weight loss and nutritional drink segments offer in various types of dietary supplements.

According to Partnership Capital Growth, sports nutritional supplements are now being used by the full spectrum of men and women, and not just hardcore athletes as they were a decade ago. While athletes and bodybuilders remain an important consumer segment for manufacturers, the mainstream consumer has been the key driver of segment growth during the past five years. Manufacturers of sports nutritionals have historically focused their marketing towards athletes, but a growing number of mainstream Americans who typically do not regularly engage in strenuous, athletic activity are becoming regular consumers of these As the average American becomes more interested in active lifestyles, sports recreation, and nutrition, growing demand for nutrition and sports drinks will create new growth opportunities for industry operators. products. As a result, revenue growth for the industry has been driven not only by sustained demand from the well-established base of elite athletes and lifestyle customers, but also from this new base of everyday, mainstream health-conscious individuals located throughout the world. Nonetheless, the specialty consumer base remains an important market for the industry, particularly for smaller operators that focus on the pre-workout, performance, weight loss or nootropics (memory & focus) product segments.

Consumer Behavior

FF Beverages has seen an increase in popularity over the past five years widely due to the adoption of use by everyday consumers. In fact, 72% of consumers would prefer beverages that have more health benefits and functionality. According to Statista, 36% of individuals in the U.S. purchase a ready to drink sports drink 1 – 2 times a week, while 15% purchase one over 10 times a week.

Many of these everyday individuals look for sports drinks that enhance workouts and promote weight loss. By creating a product that offers little sugar and a no-carbohydrate option, consumers are likely to adopt BYLT as their new go-to sports drink through exceptional branding efforts. Many consumers are focusing on preventing excessive sugar consumptions as the public becomes more and more aware of the health risks associated with refined sugars. In fact, 61% of consumers are looking for sports beverages with lowered or reduced sugars, and more and more studies are showing the health benefits associated with reducing certain carbohydrates from one’s diet.

Figure 8: Consumer Preferences when Buying a Sports Drink (Statista)

Consumers of sports drinks are also most likely to consider taste the number one factor in choosing a sports drink, while still putting emphasis on the nutritional and functional attributes of the product.

Popularity of Ready to Drink (RTD) Formats

As the popularity for functional beverages and sports drinks increase, convenience will prove to be a major factor in the success for industry competitors. In fact, 27% of drink buyers purchase more RTD products than mixes or powders. RTD formulations should capture consumers that buy drinks for convenience and snacking. At the same time, 73% of drink buyers are just as likely, or more likely, to purchase drink mixes or powders, highlighting high usage of nutritional and performance drinks in this format and category. Products sold in larger packs may offer increased value to consumers who frequently use these drink types, while companies with an arsenal of brands that meet different nutrition and fitness needs may also capture the 23% of buyers who look for new brands to try, and the 21% who purchase different types to meet specific goals and needs. Consumers appear to plan their nutritional and performance drink purchases and are likely to stick with their favorite brands creating brand loyalty: Only 16% say they buy drinks more on impulse than as planned purchases, and only 23% of shoppers look for new brands to try. Brands that deliver on their promised functional and health benefits usually keep loyal core consumers, while flavor innovation can help keep loyalists engaged and attract newcomers.

Healthy Claims Verses Functionality

Most nutritional and performance drink products usually have functional benefits (e.g. endurance, muscle gain, etc.) and health claims (e.g. low/no sugar, GMO-free, etc.) listed on the packaging that help to define its uses and build trust among the consumer. If faced with limited room on packaging or debating between adding in another functional benefit or the promotion of a health component, manufacturers may appeal to a slightly wider net of consumers with health claims as 22% of consumers are more likely to purchase drinks based on health claims while 18% are more likely to purchase them based on functional benefits. However, due to this small difference, a balance between both may be the best option for nutritional and performance drink brands.

Demand Determinants

Changes in real household disposable income influence demand. As discretionary income levels rise, consumers will be more likely to trade up to premium sports drinks and nutrients or purchase industry related products more frequently. Economic factors also have an indirect effect on demand for the industry. For example, rising disposable income levels may encourage more consumers to join fitness clubs or engage in outdoor recreational activities such as jogging, which in turn boosts demand for sports nutritional drinks and supplements.

Marketing is a significant driver of demand for industry goods. In particular, sports and energy drink producers invest a great deal of their revenue to promote their products on college campuses and in major cities. All companies in this industry also partner with popular professional athletes and influencers to send targeted messages to potential consumers to utilize the product.

New scientific research is also a driver of consumer demand for industry products. Industry surveys conducted by the Nutrition Business Journal reveal that consumers list scientific research as the single most compelling factor influencing their purchase and consumption of sports nutritional products. Well-publicized new research drives large swings in consumer demand for nutritional goods. Demand for industry goods continues to be heavily influenced by scientific research and overall trends in the pharmaceutical and healthcare industry, which BYLT will benefit from.

Market Analysis

Major Markets

RTD Beverages (i.e. soft drinks, functional beverages, etc.) are primarily sold through direct to consumer channels including grocery stores, gas stations, and warehouse clubs. The following shows the most market segmentation of retail channels for ready to drink beverages.

Supermarkets and Grocery Stores

Supermarkets and Grocery stores represent the largest single market for sodas and functional drinks, making up 41.1% of industry revenue, which accounted for over $18 B dollars in sales for 2017.

Gas Stations and Convenience Stores

Gas Stations and Convenience Stores are often open 24 hours a day making them a key market for impulse purchases of beverages and snacks. Furthermore, this market is the leading market for purchasing energy drinks. Due to the consumer’s growing need for convenience, this segment is expected to continue to increase over the next five years.

Warehouse Clubs and Supercenters

Ready to Drink beverages often have a longer shelf life than other consumable goods, and as a result are ideal to buy in bulk. However, to cut costs many grocery stores are beginning to surpass wholesalers and purchase goods directly from producers, negatively impacting this segment.

Vending Machine Operators

Vending machines and individual vendors are convenient outlets for consumers as they are often placed in locations such as rail and bus stations where there is no alternative. Vending machines are an important segment for impulse purchases.

Other

Other domestic retailers include gyms, health clubs, nutritional supply stores, pharmacies, liquor stores and online retailer platforms. The proliferation of online sales is driving the growth of this segment. While the leading manufacturers operate extensive distribution networks, smaller producers rely on independent distributors to disseminate their products to retail and food service customers. Elite Performance will also target gyms and health clubs to gain visibility for their product and better engage their target market.

Preference for Channel

According to Mintel, supermarkets and mass merchandisers were the most common channels for consumer purchase of nutritional and performance drinks, with some variance seen across user groups. 11% of consumers often purchased drinks from specialty nutrition stores (such as GNC). Sports drink buyers were found to be more drawn to supermarkets and mass merchandisers, nutritional and weight loss drink buyers were more likely to purchase at club stores, and performance drink purchasers were most likely to turn to online channels. Mintel suggests the difference in purchasing venue is often a result of planned purchases. Individuals, including intense athletes, are more likely to purchase their nutritional supplements in bulk and generally choose to use a specialty or e-commerce store. Consumers who buy sports and nutritional beverages on impulse are more likely to buy through mass merchandisers or other retailers at a smaller quantity. Industry operators that understand these trends and cater their advertising to diversified channels may find increased success.

E-Commerce Channels

E-Commerce is becoming a growing online retailer for groceries. In fact, in 2017 26% of millennials and 33% of iGenerationals were likely to buy groceries online. Of the number of grocery products purchased online, 31% of purchases are beverage related which is optimistic for the Company’s ecommerce site. Online shopping is likely to be most used by individuals who are specifically looking for performance drinks and will be drawn to the holistic understanding of the nutrients and ingredients included on Elite Performance’s BYLT website.

Demographic Trends

According to Mintel, adults aged 25-34 are most likely to work out regularly, due to their ability to participate in vigorous exercise without aches and pains that older consumers might encounter with physical activity. Those between the ages of 18-24 and 35-44 are likely to exercise at least once a week. With more exposure over their lifetimes to healthy diet information and its importance, iGeneration/Millennial consumers are more likely than older generations to maintain a strict diet as well. As Millennials begin to meet milestones such as attaining higher paying jobs and having children, we expect them to spend more money on specialty products like nutritional and performance drinks in order to maintain a healthy diet for themselves and to supplement their everyday lifestyle.

Gender and age play a key role in purchase decisions. Women, especially those aged 45 and over, value health claims more than functional benefits. Younger consumers, especially males between the ages of 18-44, place greater importance on functional benefits than health claims. The types of attributes these groups are interested in likely lead to this difference in purchase behavior. While men are more likely to purchase all nutritional and performance drinks, women come close to men in purchase intent for nutritional, meal replacement, and weight loss drinks. The latter drink types lend themselves more to health and diet, increasing the importance of highlighting health claims and recognizable ingredients. Men purchase more sports and protein drinks then other consumers that aim at highlighting functional benefits to define usage.

BYLT will appeal to younger consumers by providing a sports and performance beverage that is unlike what is currently available (i.e. highly concentrated caffeine and sugar beverages). Elite Performance’s beverage offers a product that helps the performance of these young athletes without the dangers of artificial ingredients, high sugar content and sometimes dangerously high levels of caffeine.

Target Market

The Company plans to target weekend athletes, competitive athletes, professional athletes, young adult & teenage athletes, and the everyday consumer that is looking for a great tasting higher-end sports beverage that combines several benefits to support a busy and sometimes extreme lifestyle without the extra adverse stimulants like caffeine, sugars and carbs. BYLT will target consumers of all ages that are eager to improve their health, fitness and overall performance.

Consumers have not sought out foods and ingredients described as “artificial” previously, but today's health-conscious consumer is actively avoiding products with elements described as "artificial," modified or GMO altogether. Virtually across all generations, consumers have begun avoiding artificial preservatives, flavors, sweeteners, and GMO ingredients, which should help propel BYLT as the go-to sports beverage for consumers of all ages.

Appealing to the Generation X/Millennial Consumers

iGeneration/Millennial consumers are most likely to be in favor of brands that provide beverages with drinks that are packed with flavors, health benefits, and functions that lend themselves to different dayparts (i.e. energy, focus, relaxation) making them a crucial target market for the Company. Generation X/Millennial consumers are classified by individuals from the age of 18 to 34 and 35 to 44 years of age.

Millennial/Generation X preferences are largely affected by the group’s attitude towards marketing and media. In fact, 86% of millennials and 80% of

Generation X consumers use social media routinely. These consumers are prone to form strong brand preferences due to an intentional influence on their behaviors from family, friends, and even complete strangers via social media.

“Influencer Marketing” is a type of marketing that places more value on influential people rather than the targeted market. Many brands are using this mechanism as a better way to connect with their consumer base. Social media influencers of all levels are a businesses advertiser. The most popular include Kylie Jenner, Justin Bieber, and Ariana Grande. As a result, several large nutritional and performance drink brands have endorsers, from celebrities to athletes to medical associations. According to Mintel 86% of these consumers are more likely to buy these products if they have an endorsement.

Appealing to Generation Z

Generation Z is characterized by individuals approximately 7 to 18 years of age. Individuals in this age group are highly characterized by their online participation, pragmatic views, and the fact that they will account for 40% of consumers in 2020. Most of Generation Z is still reliant on their parent’s, and often do not grocery shop or purchase beverages for themselves. Parents of Generation Z are generally part of the Generation X demographic while some are Millennials, as a result, these parents are likely purchasers of nutritional and performance drinks. 46% of parents with children under the age of 18 are likely to purchase a sports drink and 30% are likely to purchase a nutritional drink. BYLT is apt to win over the support of parents as the Company provides a healthier and more effective sports beverage as compared to competitors such as sugar-laced drinks mixed with artificial ingredients such as Gatorade and PowerAde.

Income Demographics

Higher income households tend to have extra money to spend on more expensive specialty products like nutritional and performance drinks. The higher the household income, the more likely it is for a consumer to purchase a nutritional and performance drink. However, there is a vast difference between consumers living in a household with income of $100K or more. Consumers living in high-income households are more likely to say they are very knowledgeable about nutrition than those living in low-income households according to Mintel. These consumers may be more willing to spend money on expensive health-focused or functional foods/drinks such as coconut water, juice shots, etc.  that may take the place of nutritional and performance drinks. Brands can appeal to this high-income consumer by using familiar functional ingredients and blending other “healthy” and “nutritious” drinks into their product. Appealing to lower-income consumers may come from providing affordable nutrition and diet education. BYLT appeals to lower-income consumers by being competitively priced and an all-in-one solution to achieve the same benefits and results as one would from purchasing a variety of different supplements, only with an added convenience and much better cost savings.

Intensity

Consumers who are strict about diet and exercise are more likely to purchase pre-  and post -workout drinks and supplements. Pre- and post-workout drinks are generally associated with functional benefits that allow for increased performance, quick recovery, and the delivery of multiple vitamins and nutrients; all which BYLT contains. These functions may particularly appeal to consumers such as body builders and athletes who usually look to maintain a stringent diet, exercise and workout routine.  Those who consider themselves competitive when it comes to working out and in sports are strict in maintaining a healthy diet and are more likely to purchase pre- and post-workout drinks. Manufacturers of these drinks should highlight functional and health benefits prominently on packaging, while well-known bodybuilder or athlete endorsements may help build trust and brand loyalty. BYLT will highlight how it makes it easy for athletes to ascertain all the benefits they seek in one beverage, rather than taking 3 – 4 different supplements to achieve the same results.

Prior to BYLT, consumers would have to purchase multiple products in order to get the same results. For example, Gatorade’s sports drink provides the fuel an athlete may need during their workout but will have to assist the beverage with Thirst Quencher and Energy Chews in order to get the same results. Besides having to purchase two additional products, the athlete also adds an additional 28 g of sugar and 38g of total carbohydrates to the already high sugar and carb content of Gatorade (i.e. a total of 70g of sugar and 83g of total carbohydrates for the three products). According to American Heart Association (AHA) the maximum amount of added sugars an individual should eat a day are 37.5g for men and 25g for women. As a result, many athletes are currently seeking a solution such as the one BYLT offers and are bound to become loyal customers of the beverage.

Competitive Landscape

In 2017, Gatorade Perform held the highest percentage of market share at 49.5% of the entire sports drink market. Gatorade Perform was followed by PowerAde Ion4 and Gatorade Frost. Both Gatorade Perform and PowerAde Ion4 give consumers the promise of hydration through added electrolytes that help the athlete better perform and push through workouts, like BYLT, proving to be a key factor in purchasing decisions for the consumer. Yet, both PowerAde and Gatorade have shown to be high in sugars, spike blood sugar, and contain a variety of unhealthy artificial ingredients.  By incorporating the performance benefits consumers seek with a better-for-you product, BYLT is poised to become the preferred sports drinks for athletes and everyday consumers.

Competitive Overview

Elite Performance expects to compete with a variety of brands including PowerAde, Gatorade, Vitamin Water, BodyArmor, Cytomax, and All Sport. The Company will appeal to a customer’s preference by providing both high functionality hydration, sustained energy , increased endurance, muscle recovery and health benefits as shown in the competitive matrix below.

TriFuel and Cytomax are the most similar to BYLT in added benefits including the functionality and nutritional qualities but fail to have a successful RTD formula making them more difficult and less convenient for the average consumer to use.

Indirect Competitive Landscape: Red Bull & Monster

The worst performer among the leading FF beverages company was Red Bull North America with a 1% retail value share loss in 2016 and 1% retail value sales decline, resulting in a $41 million loss with a recorded value of $4.6 billion. The Red Bull brand is often viewed as an elder in the energy drinks category having led the rise of energy drinks in the US. While its single brand still led FF energy drinks with 42% of retail value sales, the company lost its leading position in 2016 to Monster Beverage Corp. Monster’s broadened brand portfolio of diverse brands and flavor offerings began to pressure Red Bull, which comparatively is a stagnant, higher-priced energy drink.

Monster Beverage Corp registered the strongest increase in retail value sales in 2016, up by $452 million to $5.2 billion. While the company’s value sales growth in 2015 was attributed to its acquisition of The Coca-Cola Co.’s energy drink brands in June 2015, sales growth in 2016 was a result of further flavor development, improved economies of scale and strengthened product positioning in retail outlets.

Nonetheless, both Monster and Red Bull have been receiving a bad reputation in recent years as nearly 20 deaths have been linked to the companies. This has been determined through their use of highly-concentrated amounts of caffeine sometimes ranging from 300 to 600mg per can.  As a result, the market share energy drinks hold in the FF Beverages industry is expected to decrease, which will bode well for sports drinks such as BYLT that provide enhanced performance without the associated health risks.

Competitive Advantage

BYLT positions itself as a superior sports beverage for a variety of reasons, as described below.

First to Market

BYLT is the first drink of its kind. It is the first liquid dietary supplement that combines the benefits of hydration, sustained energy , fat oxidation, endurance, and muscle recovery in one drink.

Key Ingredients that Work

The beverage uses key trademarked ingredients like Hydromax™, Spectra™ and Outlast™ Amino, a product combination that has not been used in a beverage of this type before.

Healthier Option than Traditional Sports Drinks

Formulation is low in calories, no caffeine and has very low sugars and has better  performance claims versus Gatorade and PowerAde. BYLT uses a unique natural carbohydrate that doesn’t spike insulin levels,  provides longer lasting sustained energy, increases absorption of nutrients and promotes fat oxidation.

The healthier alternative that BYLT provides makes them the ideal sports beverage for anyone looking for a healthier alternative to traditional sports drinks, including diabetic athletes.

Ideal Brand Image

BYLT’s unique name and logo receives publicity, notoriety and mystique and is established in the sports nutrition industry. The brand makes for attention grabbing, eye-catching statements on the shelf. Consumers will not only love the product for its great taste and positive effects on performance, but the message that comes along with BYLT: BEYOND YOUR LIMIT TRAINING.

Marketing Plan

Marketing Overview

BYLT’s marketing strategy will focus on direct business development strategies that will enhance their distribution network in addition to influencing organic growth, which includes targeted internet advertising, search engine optimization, and active use of social media through Facebook and Instagram marketing and promotional campaigns. The Company will implement a larger promotional campaign to include sponsorships, endorsements and the hiring of prominent athletes, and health and fitness personalities, to serve as spokespersons. The Company will expand the type of sports and add more athletes. This will be in existence to the current athletes. The Company plans on utilizing the power of the internet through strategic marketing efforts utilizing captivating ad campaigns, informative marketing videos, professional athletes and social media influencers, all aimed at getting the product to go viral.BYLT will also continue to rely on word of mouth marketing which will continue to be one of the most reliable way to spread the message regarding this new product.

Marketing Strategy

The Company will implement an integrated marketing strategy, utilizing online marketing tactics, direct business development efforts, and public relations to reach its target market of consumers and retailers alike.  The goal of the Company’s marketing plan is to continue to create a brand for long-term success and to increase its overall brand awareness in the Sports and Performance drink industries.

Digital Marketing Campaign

BYLT will engage in online and offline marketing strategies in order to generate traffic towards its website. The Company aims to add additional powerful marketing tools throughout every stage of the Company’s operations; once customers taste and experience the benefits of BYLT’s refreshing beverage, they will come back for more. As a result, the Company will remain dedicated to ensuring positive customer experiences. Through these methods, BYLT will quickly become positioned as a leading brand for the sports and performance drink sector.

marketing avenues to increase overall website traffic at a low customer acquisition cost and low cost per action. These initiatives will be particularly important as BYLT develops an ecommerce site and focuses on targeting both consumers and vendors. These avenues are detailed below.

Website Development

The BYLT website will be one of the Company’s primary marketing tools designed to serve as a powerful sales and promotional channel to reach targeted individuals. The website will provide potential customers with key ingredient information, BYLT’s mission, and information on where to purchase BYLT’s products in a retail format. The website will also be the home of BYLT’s flagship ecommerce store, where consumers can purchase BYLT’s products through an Amazon.com hyperlink. The website will also include:

▪An “Our Story” or “About” section with an introductory video that grabs the attention of prospective customers through explaining the Company’s value proposition.

▪A modern logo and typeface that makes the website easy-to-navigate while solidifying the Company’s brand identity.

▪An IR page that discloses the Company’s up to date stock information, charts, and SEC filings for the general public.

▪A link for a coupon to further encourage customers to visit a retailer that carries BYLT’s products.

▪A detailed PR page that offers constant media updates featuring news features, up-to-date articles on the industry and health related coverage, stories of results, and other media coverage of sponsored BYLT athletes and more.

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▪Customer feedback quotes and responses to the products.

▪Detailed ingredients and product information.

▪Links to social media accounts, a “FAQ” page, and a “Contact Us” page.

Through these website features, BYLT plans to craft a personal and memorable experience for the consumer, increasing the chance of purchase conversion and thereby generating potential revenues for the Company. As BYLT adds an ecommerce store, the website will further feature a full suite of products and flavors, online purchasing capability, and access to customer service representatives to troubleshoot any client questions or technical difficulties.

Search Engine Optimization (SEO)

Internet searches are by far the most common activity on the internet and therefore it is crucial to appear among the top results when a user searches for keywords related to a business’ industry. BYLT will implement an aggressive search engine optimization (SEO) strategy, whereby the Company will optimize content using keywords and headlines related to “electrolytes,” “pre-work out,” “optimizing workouts,” and other related terms. By utilizing these specific keywords throughout the website’s content pages, BYLT should rank closer to the top of Google, Bing, and Yahoo search engines, which inherently increases organic website traffic.

BYLT will additionally study the search engine marketing terms of its competitors, taking the most successful terms in order to use them for its own advertising. BYLT will use these phrases throughout its website, blog, and social media accounts to optimize its search engine presence and top of the page placements.

BYLT will also aim to rank organically for keywords on a local level in each of its main market areas. On Google’s first search page, three local companies will appear depending on how strongly related the company is to the search term. By appearing on this list, BYLT can increase the number of organic website visitors.

The Company has already determined qualified third-party professionals that specialize in search engine optimization and is prepared to retain their services as the product hits both the retail and e-commerce markets.

Pay-Per-Click Campaign

BYLT will pursue a pay-per-click (PPC) advertising campaign in which the Company can pay additional funds for visible ads on search engines like Google and Bing. These campaigns target high search volume terms relevant to the business in order to drive traffic to the website. BYLT must analyze and opt for keywords that are the most cost effective in terms of driving traffic to the website, enhancing the Company’s visibility on the market.

In order to do so, BYLT will establish a Google AdWords account in order to create targeted advertisements that will appear on the first page of a Google search. The Company can specifically create ad copy based on its targeted keywords, establish the geographical radius in which the ad will appear, and allocate a certain budget towards that ad. When potential consumers search for a phrase related to BYLT (i.e. “sugar free sports drink”), the ad appears near the top of the Google search page. When customers click on the pop-up or banner ad, a certain dollar amount will be removed from the Company’s allocated budget; this dollar amount will be higher depending on the popularity of the search term. Google Ads operates on a pay-per-click model, in which users bid on keywords and pay for each click on their advertisements. Every time a search is initiated, Google digs into the pool of Ads advertisers and chooses a set of winners to appear in the valuable ad space on its search results page.

Retargeting

BYLT will pursue active retargeting of prior visitors and clients. Retargeting is a form of online advertising that gets website visitors who didn't convert back to a site by showing them retargeting ads. To do so, BYLT will install a tracking code on all its website pages. The code will automatically drop an anonymous cookie in the visitors' browser and create lists of people who have visited the BYLT website.

To optimize these ads, the Company will create specific retargeting lists for its different clients and serve them ads accordingly. In addition, each ad will be stylishly designed and will incorporate the Company’s branding throughout. In a similar vein to Facebook advertisements, each ad will have a call-to-action, or CTA, that will direct visitors to sign up or visit the website.

The cost of behavioral retargeting is typically a fraction of traditional banner advertising. Based on estimates calculated, the Company will spend an average of $.50 per click in behavioral retargeting costs, which is an affordable and effective marketing strategy.

Facebook, Instagram, & Social Media Advertisements

BYLT will continue to create targeted online advertisements on social media platforms like Facebook, You Tube, Instagram, Snapchat and Twitter. Because these platforms have a large amount of available data from their users – age, location, interests, etc. – companies can serve more targeted ads that cater to a desired demographic.

Advertisements can be placed on regular websites and inside applications and are managed using an interface similar to Google AdWords. Each ad will contain links to the BYLT Facebook page, a link to like the Facebook page, and a CTA that will link users back to the Company’s main website. Facebook, You Tube, Instagram, Snapchat and Twitter ads will be advantageous to the Company since it can target a select demographic while creating an advertisement that does not break the user experience (ads appear on the newsfeed, etc.). BYLT anticipates a $1.50 CPC for Facebook/social media ad.

Exit Intent Popups

On the BYLT website, the Company will run exit intent popups before a customer leaves the page. An exit intent popup is a digital advertisement that appears before a visitor is about to leave the webpage. The ad that appears will often offer a discount or coupon to entice the customer to stay. BYLT’s exit intent popup will feature a “subscribe here” or CTA where users can input their e-mail address for a coupon and email updates.

E-mail Marketing

BYLT will also gather opt-in e-mail addresses for potential customers across the country. Once it has created a substantial e-mail list, the Company will send its opt-in e-mail marketing campaigns to these prospective clients on a continuous basis to direct them to the BYLT website. BYLT will also install a tracking code on all of its e-mails, similar to its retargeting strategy, which will automatically drop an anonymous cookie in the visitors' browser and create data bases of people who have visited the BYLT website.

Step #1 - Determine the Market and Content: E-mails will include various types of content that will attract and inform old and new clients; e-mails will be targeted and designed for specific markets, like high school and college athletes. E-mail topics will include:

▪Informative E-mails: These e-mails will include helpful tips and information. For example, one e-mail may inform clients on an ingredient used in BYLT, such as Spectra™, Outlast™ Amino or HydroMax™. These e-mails will spread goodwill to customers and enhance the Company’s brand.

▪Value Proposition: These e-mails will inform clients on what makes BYLT’s better than its competitors. The Company can highlight its commitment to providing the best performance drink, and overall positive ratings across online databases.

▪Promotional Material: These e-mails will include discounts and coupons that can be applied towards the Company’s products.

Step #2 - Determine Sending Frequency and Goals: After determining the type of content for the market or campaign, the Company will determine the sending frequency and goals of the e-mail campaign. By setting measurable goals such as the amount of leads generated, the Company can track the progress and success of the campaign over time.

Step #3 - Create Schedule: BYLT will create a schedule for creating and sending out e-mails. E-mails will be sent on a weekly or bi-weekly basis, according to this schedule. In addition, the Company will increase volume of e-mail marketing campaigns depending on seasonality and market conditions.

Social Media Presence

In addition to advertisements across social media platforms, BYLT will post via social media pages including Instagram, Facebook, Pinterest, and Twitter.  BYLT also plans to launch a series of video campaigns to be distributed through the social media channels including You Tube. These videos will feature sponsored athlete’s using the product while giving testimonials, working out or performing at a game or event. BYLT will also use social media to advertise their presence at various industry events.

The Company’s list of athletes will also be constantly linked to their page, as to better share marketing pools of followers and spread the word to sponsored athletes’ and celebrities’ fan base.

Direct Marketing Channels

Direct Sales Team

BYLT will employ a skilled direct sales team that focuses entirely on promoting the brand to obtain distribution through retail stores, health clubs and corporate gyms. The Company will allocate resources to its sales team to present the Company’s value proposition to its distribution networks on a region by region basis to sell the brand’s products. The sales team will focus on creating target lists of potential distributors, retail and corporate clients, and develop relationships with essential decision markers within these entities to present the BYLT brand and product line.

Word of Mouth & Reviews

BYLT will continue to utilize word of mouth marketing in order to build credibility and reliability amongst potential consumers throughout the United States and internationally.  Happy users are drawn to discuss the quality of the product with friends, family, and colleagues, resulting in new potential customers for the Company. Positive customer reviews are the strongest forms of marketing.  This is important in creating a valuable experience and brand for consumers.  This tactic allows prospective users to have more confidence and trust in the Company’s product lines when making a purchasing decision. Furthermore, BYLT will hire trained employees to respond to reviews and comments via social media platforms in order to better engage a happy audience.

Tradeshows

Exhibiting at tradeshows will continue to accelerate BYLT’s product line into new markets and attract new sales representation. The Company will attend various tradeshows every year and will expand its attendance as the Company’s product innovation and distribution channels grow. People attending these tradeshows tend to already be interested in sports and performance drinks, so BYLT can generate lucrative, highly targeted business leads, by exhibiting at relevant tradeshows.

Media Campaign

Celebrity athlete / Influencer Spokespeople

The Company will collaborate with well-known celebrities and athletes or social media influencers who will serve as spokespeople for BYLT. These individuals will represent BYLT during public appearances and press conferences, wear clothing emblazoned with the Company’s logo, and/or post themselves drinking and endorsing BYLT on their social media accounts. Pre-existing athletes and influencers include, 4 Time Mr. Olympia Jay Cutler, Professional Boxer Mike Rashid, BJJ World Champion Monique Ricardo, 212lb Arnold Classis Winner Ahmad Ashkanani,and UFC heavyweight Todd Duffey

Public Relations

BYLT will work with a reputable PR firm to create both a long and short-term plan to connect their social media messages to media placements, strategic alliances, and customer experiences. The public relations strategy will focus on securing consistent editorial coverage with various media outlets and industry related periodicals targeting the serious athlete, health conscious consumer, and other niche target markets. The team will reach out to relevant editors, high-traffic websites, and blogs in order to create a “buzz” about the Company’s products and their value.

The Company will rely heavily on an innovative public relations strategy, building strong relationships with magazine editors that focus on serious athletes and better-for-you lifestyles. The PR firm’s main responsibility will consist of ongoing media outreach with top tier media sources in the industry as well as prominent online sites and bloggers.  Public relations efforts will also include quarterly creative programming ideas and pitches that will keep the Company in the media spotlight and provide the media with an ever-changing story angle, thereby increasing the Company’s opportunity for consistent media coverage.

Operational Plan

Corporate Information

Elite Performance Holding Corp	Elite Beverage International dba BYLT
Nevada	Florida
2018	November 2017

Management Team

Joey Firestone

A graduate of University of Miami with a B.B.A, Mr. Firestone has over 10 years of experience in operating and growing successful businesses. He is the founder of the sports nutrition company Gifted Nutrition which has grown into over 40 countries in less than 3 years. In 2013, his luxury concierge company, 305 Degrees was named to Inc. 500's fastest growing private companies and was named as one of the top 5 travel and hospitality companies on the Inc. 5000 list. In addition to being an experienced fitness trainer and former NPC competitor. Since the early 2000s, he has always kept current with all trends and innovations in the fitness industry. His knowledge of international markets, ingredients, formulations and its science, and marketing of sport nutrition have helped in bringing new product innovations to life.

Jon McKenzie

A highly motivated and dedicated Entrepreneur and Professional, Jon has extensive history and skills pertaining to startup companies, with a proven track record of growth and success across various industries. Jon received his AA in Culinary Science at Johnson & Wales University. Evidence he has gathered anecdotally, through research, and through others has helped Jon formulate multiple unique endeavors of building brands from the ground up. In addition to being a Certified Executive Chef and Nutritionist, Jon is also the Co-Founder and CEO of Ideal Companion, Co-Founder/ Investor of Guardian Software Solutions and Investment Partner of Press Four Media. Jon has personally been involved in the startup process of several successful companies. He is also a Board Member of multiple non-profit organizations and donates to his local communities in various ways.

Support Team

Joseph M. Vazquez III - Infinity Global Consulting Group

Joseph M. Vazquez III has eight years of executive level retail management and 30 years of experience in the securities industry in dealing with public companies and in assisting companies with mergers and acquisitions, vertical integration, marketing and general business consulting within the public market.

Advisory Board

Laya Clark

Laya Clark works with some of the largest ingredient suppliers in the industry, including Horn, Compound Solutions, and DuPont Danisco. Mr. Clark’s experience includes product knowledge of an array of bioactive ingredients that can add clinically documented health enhancing effects. Works with some of the largest ingredient suppliers in the industry and has over 21 years of marketing and sales experience in sports nutrition. Mr. Clark also has valuable manufacturing knowledge and maintains key industry contacts.  He plays a key role in identifying key ingredients that provide differentiating value to products by supporting immune, digestive, cardiovascular, and/or bone health. Mr. Clark is a graduate of Amherst College with a B.B.A. and a Masters in Sport Management from the University of Massachusetts.

Dr. Hector, MD, CSCS, FAAPMR, FISSN

Dr. Hector is a board-certified specialist in physical medicine and rehabilitation, with concentration in spine, sports and musculoskeletal medicine. He also has post-graduate training and research experience in applied nutrition, nutritional biochemistry, endocrinology & metabolism, and exercise physiology. An active researcher, speaker, author, and previous clinician, he is recognized internationally for uniquely integrating the best available methods and staying on the very forefront in the fields of sports medicine, endocrinology, metabolism, regenerative medicine, exercise, and nutritional science. Prior to focusing his career on Nutra-biosciences, natural products, dietary supplements, medical foods/beverages and nutrition industries, Dr. Lopez's clinical career began as a founding partner and director of multiple integrative orthopedic, spine, and sports medicine facilities.  He has since moved on after his clinical career to become a highly sought-after product development, innovation, research, safety & regulation key opinion leader and subject matter expert in the nutritional and functional foods industry. Dr. Lopez provides consulting services to leading companies and brands in the nutrition & biotech industries, including emerging areas of cognitive health, optimal aging & regenerative technology, probiotics & microbiome, orthopedic & metabolic therapies.

He is currently a principal partner and chief medical officer of The Center for Applied Health Sciences--an inter-disciplinary clinical research organization that validates and substantiates safety and efficacy with a focus on elevating the science of dietary supplements/ ingredients, natural products and medical foods. Dr. Lopez is also co-founder of Supplement Safety Solutions, LLC. (SSS), a Nutra-vigilance, quality assurance, medical monitoring, adverse event and regulatory compliance consulting company. He has also recently launched a new intellectual property discovery, incubation, and IP development company whose goal is to bring novel, bioactive compounds to the dietary supplement and natural products space, grounded in science and safety. In addition, Dr. Lopez is a consultant to current and/or past professional and Olympic athletes from a wide variety of sports around the world.

Jack Brennan

An entrepreneurial executive with Fortune 500 corporate pedigree (20 years) with companies such as The Coca- Cola Company and Marriott.  Jack has an extensive track record of building early stage divisions or companies to achieve planned exit strategy. Successful start -up CEO with broad industry expertise: business development, strategic planning, commercialization, retail sales, distribution, supply chain, production, marketing, private equity finance, finance and team building. He has run a well- established (over fifteen years) company that is an advisor to early and mid- stage food and beverage companies (i.e Celsius, Soylent, Bolthouse Farms, Coke - Consolidated) guiding them from “concept to commercialization” … formulating go to market strategies, writing the industry specific business plan, market implementation. Currently his company provides local market implementation in six major markets in the US  and also provide national representation to select retailers throughout the U.S. Along with their business partners, such as Zuckerman-Honickman, they provide “best in class” resources for all functional areas.

Key Hiring Needs

Upon launching BYLT will need to hire additional team members to assist in the expansion of the business. The following figure shows the detailed key hiring needs schedule based on level of priority and time to hiring.  This will ensure that the Company has the appropriate team members serving crucial functions of the business for efficient and effective operations as the Company begins to expand and ramp-up the business.

Figure 3: Key Hiring Needs

Job Title	Market	Starting Month
National Sales Manager	National	3
District Sales Manager	LA	13

District Sales Manager	LA	16
Marketing Coordinator	LA	5
General Manager	LA	13
District Sales Manager	Texas	6
District Sales Manager	Texas	25
Marketing Coordinator	Texas	6
VP Sales	HQ	16

Key Operational Milestones

BYLT has identified the immediate milestones and goals that the Company would like to accomplish prior to the expansion of the business.  The following figure shows each of these operational milestones, as well as their deployment schedule.

Figure 4: Key Operational Milestones

Company Milestones	Deployment
▪Finalize Product Flavors The Company will continue to work towards compiling various tested and approved product flavors to be strategically launched as the Company scales.	▪Q3 2018

▪Begin Website Development

The Company will begin its development of its online website and ecommerce platform. The Company will ensure the site gives a holistic view into the BYLT brand and allows users to effectively view all information and purchase the BYLT product online.

▪Q3 2018

▪Launch Marketing Initiatives

The Company will begin to launch various marketing initiatives including online campaigns such as social media influencer marketing and SEO strategies. In addition, the Company will also continue its business development practices to onboard additional distributors and increase the visibility of the BYLT products in stores throughout the U.S.

▪Q3 2018

▪Launch Region One

The Company will initially launch on the West Coast. The Company has a strong distribution network in California and will utilize such distributors such as Wirtz, Haralambos, DBI and Hensley to expand which is bound to help increase the visibility of BYLT during the initial launch and will create a buzz about the product which will quickly spread to New York and Texas regions.

▪Q3 2018

▪Launch Region Two

The Company will utilize existing relationships with distributors and retailers to expand into their second target region. This region includes the Mid-West, Louisiana and New Mexico.

▪Q4 2018

▪Launch Region Three

Region Three includes the North East and neighboring Mid-West regions. As the Company will have had already established a distribution network in California and Texas, this region should be a relatively easy market to tap into.

▪Q3 2019

▪Launch Region Four

In their fourth launch, the Company will tap into the Mid-West and additional North-East regions. Once distribution networks are established here the BYLT brand will easily spread throughout the majority of the U.S.

▪Q4 2019

▪Begin Global Expansion Strategies

The Company will expand into other Countries at launch as there are several countries that have good relationships with for distribution. The Company expects their first global region to grow north to Canada and Middle East then expand from there.

▪Q4 2019

Where You Can Find Us

Our principal executive offices are owed by the CEO, Jon McKenzie, and provided to the Company at no cost, are located at:

Elite Performance Holding Corporation

7687 Charleston Way

Port St. Lucie FL 34986

Our telephone number at this address is: (844) 426-2958

Our website address is www.eliteperformanceholding.com

Email address: info@eliteperformanceholding.com

The Offering

Issuer:	Elite Performance Holdings Corporation

Common stock offered by us:	25,000,000 shares at $0.05 per share

Common stock offered by the selling stockholders:	3,970,000 shares at $0.05 per share

Common stock outstanding before the offering:	53,970,000 shares

Common stock to be outstanding after the offering:	78,970,000 shares.

Use of proceeds:	We expect to receive net proceeds from this offering of approximately $0.05 per share assuming all the shares offered hereby are sold and after deducting estimated offering expenses payable by us.

We will not receive any proceeds from the sale of shares of common stock in this offering by the selling stockholders.

We intend to use the net proceeds of the offering for working capital and other general corporate purposes. See “Use of Proceeds.”

Dividend policy:

We have never declared or paid cash dividends on our common stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. We do not intend to pay cash dividends in respect of our common stock in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors.

No Trading on the OTC Markets Trading System:	Our common stock does not trade anywhere currently. We do not yet trade on the OTC Markets Group quotation system and have not been assigned a ticker symbol.

Risk factors:

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Emerging Growth Company Status

As a company with less than $1 billion in revenue in our last fiscal year, we are defined as an “emerging growth company” under the Jumpstart Our Business Startups (“JOBS”) Act. We will retain “emerging growth company” status until the earliest of:

·	The last day of the fiscal year during which our annual revenues are equal to or exceed $1 billion;
·

The last day of the fiscal year following the fifth anniversary of our first sale of common stock pursuant to a registration statement filed under the Securities Act of 1933, as amended, which we refer to in this document as the Securities Act;

·	The date on which we have issued more than $1 billion in nonconvertible debt in a previous three-year period; or
·

The date on which we qualify as a large accelerated filer under Rule 12b-2 adopted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (i.e., an issuer with a public float of $700 million that has been filing reports with the U.S. Securities and Exchange Commission (“SEC”) under the Exchange Act for at least 12 months).

As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to SEC reporting companies. For so long as we remain an emerging growth company we will not be required to:

·	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Wall Street Reform and Consumer Protection Act of 2002;
·

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

·	submit certain executive compensation matters to stockholder non-binding advisory votes;
·	submit for stockholder approval golden parachute payments not previously approved;
·	disclose certain executive compensation related items, as we will be subject to the scaled disclosure requirements of a smaller reporting company with respect to executive compensation disclosure; and
·

present more than two years of audited financial statements and two years of selected financial data in this registration statement and future filings, instead of the customary three years for audited financial statements and five years for selected financial data.

Pursuant to Section 107(b) of the JOBS Act, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of The JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result, our financial statements may not be comparable to companies that comply with public company effective dates. Section 107 of the JOBS Act provides that our decision to opt into the extended transition period for complying with new or revised accounting standards is irrevocable.

Because the worldwide market value of our common stock held by non-affiliates, or public float, is below $75 million, we are also a “smaller reporting company” as defined under the Exchange Act. Some of the foregoing reduced disclosure and other requirements are also available to us because we are a smaller reporting company and may continue to be available to us even after we are no longer an emerging growth company under the JOBS Act but remain a smaller reporting company under the Exchange Act. As a smaller reporting company we are not required to:

·	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; and
·

present more than two years of audited financial statements in our registration statements and annual reports on Form 10-K and present any selected financial data in such registration statements and annual reports.

 RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and the other information in this registration statement before investing in our common stock. Our business and results of operations could be seriously harmed by any of the following risks. The risks set out below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results. If any of the following events occur, our business, financial condition and results of operations could be materially adversely affected. In such case, the value and trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Company and Our Business

Risks Relating to Our Business and Industry

Labor shortages could increase our labor costs significantly or restrict our growth plans.

Our operations are and will be highly dependent on qualified management and operating personnel. Qualified individuals have historically been in short supply and an inability to attract and retain them would limit the success of our existing operations as well as our development of new products. We can make no assurances that we will be able to attract and retain qualified individuals in the future. Additionally, the cost of attracting and retaining qualified individuals may be higher than we anticipate, and as a result, our profitability could decline.

Our marketing programs may not be successful.

We plan to expend significant resources in our marketing efforts, using a variety of media, including social media venues. We expect to continue to conduct brand awareness programs and guest initiatives to attract and retain guests. These initiatives may not be successful, resulting in expenses incurred without the benefit of higher revenues. Additionally, some of our competitors have greater financial resources, which enable them to purchase significantly more television and radio advertising than we are able to purchase. Should our competitors increase spending on advertising and promotions or our advertising funds decrease for any reason, or should our advertising and promotions be less effective than our competitors, there could be a material adverse effect on our results of operations and financial condition.

Our business operations and future development could be significantly disrupted if we lose key members of our management team.

The success of our business continues to depend to a significant degree upon the continued contributions of our senior officers and key employees, both individually and as a group. Our future performance will be substantially dependent in particular on our ability to retain and motivate our senior executive officers. The loss of the services of our CEO, senior officers or other key employees could have a material adverse effect on our business and plans for future development. We have no reason to believe that we will lose the services of any of these individuals in the foreseeable future; however, we currently have no effective replacement for any of these individuals due to their experience, reputation in the industry and special role in our operations. We also do not maintain any key man life insurance policies for any of our employees.

Our insurance policies may not provide adequate levels of coverage against all claims, and fluctuating insurance requirements and costs could negatively impact our profitability.

We believe our insurance coverage is customary for businesses of our size and type. However, there are types of losses we may incur that cannot be insured against or that we believe are not commercially reasonable to insure. These losses, if they occur, could have a material and adverse effect on our business and results of operations. In addition, the cost of workers’ compensation insurance, general liability insurance and directors’ and officers’ liability insurance fluctuates based on our historical trends, market conditions and availability. Additionally, health insurance costs in general have risen significantly over the past few years and are expected to continue to increase. These increases, as well as recently-enacted federal legislation requiring employers to provide specified levels of health insurance to all employees, could have a negative impact on our profitability, and there can be no assurance that we will be able to successfully offset the effect of such increases with plan modifications and cost control measures, additional operating efficiencies or the pass-through of such increased costs to our guests.

We may not be able to adequately protect our intellectual property, which, in turn, could harm the value of our brands and adversely affect our business.

Our ability to implement our business plan successfully depends in part on our ability to protect our intellectual property. The Company presently has an exclusivity on a key ingredient Outlast™ Amino for beverages (US Patent 8,283,327.) as set forth in the Limited Exclusivity Agreement between Elite Beverage International Corp. and E.T. Horn Company dated September 1, 2018 and attached hereto as Exhibit 99.1.

If our efforts to register, maintain and protect our intellectual property are inadequate, or if any third party misappropriates, dilutes or infringes on our intellectual property, the value of our brands may be harmed, which could have a material adverse effect on our business and might prevent our brands from achieving or maintaining market acceptance. We may also face the risk of claims that we have infringed third parties’ intellectual property rights. If third parties claim that we infringe upon their intellectual property rights, our operating profits could be adversely affected. Any claims of intellectual property infringement, even those without merit, could be expensive and time consuming to defend, require us to rebrand our services, if feasible, divert management’s attention and resources or require us to enter into royalty or licensing agreements in order to obtain the right to use a third party’s intellectual property.

Any royalty or licensing agreements, if required, may not be available to us on acceptable terms or at all. A successful claim of infringement against us could result in our being required to pay significant damages, enter into costly license or royalty agreements, or stop the sale of certain products or services, any of which could have a negative impact on our operating profits and harm our future prospects.

Information technology system failures or breaches of our network security could interrupt our operations and adversely affect our business.

We will rely on our computer systems and network infrastructure across our operations, including point-of-sale processing at our facility. Our operations depend upon our ability to protect our computer equipment and systems against damage from physical theft, fire, power loss, telecommunications failure or other catastrophic events, as well as from internal and external security breaches, viruses, worms and other disruptive problems. Any damage or failure of our computer systems or network infrastructure that causes an interruption in our operations could have a material adverse effect on our business and subject us to litigation or actions by regulatory authorities. Although we employ both internal resources and external consultants to conduct auditing and testing for weaknesses in our systems, controls, firewalls and encryption and intend to maintain and upgrade our security technology and operational procedures to prevent such damage, breaches or other disruptive problems, there can be no assurance that these security measures will be successful.

A major natural or man-made disaster at our corporate facility could have a material adverse effect on our business.

Most of our corporate systems, processes and corporate support for our operations are centralized at our one Nevada location, with the exception of back-up data tapes that are sent off-site on a weekly basis. We are currently implementing a new disaster recovery plan, including the establishment of a datacenter/co-location facility. If we are unable to fully develop a new disaster recovery plan, we may experience failures or delays in recovery of data, delayed reporting and compliance, inability to perform necessary corporate functions and other breakdowns in normal operating procedures that could have a material adverse effect on our business and create exposure to administrative and other legal claims against us.

We will incur increased costs and obligations as a result of being a public company.

As a privately held company, we have not been responsible for certain corporate governance and financial reporting practices and policies required of a publicly traded company. Following this offering, we will be a publicly traded company and will incur significant legal, accounting and other expenses that we were not required to incur in the recent past. In addition, the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), as well as rules implemented by the U.S. Securities and Exchange Commission (the “SEC”) and the Nasdaq Global Market, require changes in corporate governance practices of public companies. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time consuming and costly. We estimate that we will incur additional incremental costs per year associated with being a publicly-traded company; however, it is possible that our actual incremental costs of being a publicly-traded company will be higher than we currently estimate. In estimating these costs, we took into account expenses related to insurance, legal, accounting and compliance activities.

Furthermore, the need to establish the corporate infrastructure demanded of a public company may divert management’s attention from implementing our growth strategy, which could prevent us from improving our business, results of operations and financial condition. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a publicly traded company. However, the measures we take may not be sufficient to satisfy our obligations as a publicly traded company.

Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting, starting with the second annual report that we file with the SEC after the consummation of this offering, and will likely require in the same report a report by our independent registered public accounting firm on the effectiveness of our internal control over financial reporting. In connection with the implementation of the necessary procedures and practices related to internal control over financial reporting, we may identify deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. We will be unable to issue securities in the public markets through the use of a shelf registration statement if we are not in compliance with Section 404. In addition, failure to achieve and maintain an effective internal control environment could have a material adverse effect on our business and stock price.

Federal, state and local tax rules may adversely impact our results of operations and financial position.

We are subject to federal, state and local taxes in the U.S. Although we believe our tax estimates are reasonable, if the Internal Revenue Service (“IRS”) or other taxing authority disagrees with the positions we have taken on our tax returns, we could face additional tax liability, including interest and penalties. If material, payment of such additional amounts upon final adjudication of any disputes could have a material impact on our results of operations and financial position. In addition, complying with new tax rules, laws or regulations could impact our financial condition, and increases to federal or state statutory tax rates and other changes in tax laws, rules or regulations may increase our effective tax rate. Any increase in our effective tax rate could have a material impact on our financial results.

Risks Related to our Operation as a Public Company

If we become a public reporting company, we are subject to new corporate governance and internal control reporting requirements, and our costs related to compliance with, or our failure to comply with existing and future requirements, could adversely affect our business.

We may face new corporate governance requirements under the Sarbanes-Oxley Act of 2002, as well as new rules and regulations subsequently adopted by the SEC and the Public Company Accounting Oversight Board. These laws, rules, and regulations continue to evolve and may become increasingly stringent in the future. We will be required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). We will be a smaller reporting company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Section 404 requires us to include an internal control report with our Annual Report on Form 10-K. The report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation, could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our securities. We will strive to continuously evaluate and improve our control structure to help ensure that we comply with Section 404. The financial cost of compliance with these laws, rules, and regulations is expected to remain substantial. We cannot assure you that we will be able to fully comply with these laws, rules, and regulations that address corporate governance, internal control reporting, and similar matters. Failure to comply with these laws, rules, and regulations could materially adversely affect our reputation, financial condition, and the value of our securities.

If we become a public company, we will have significant operating costs relating to compliance requirements and our management is required to devote substantial time to compliance initiatives. The costs of being a public company could result in us being unable to continue as a going concern.

Our management has only limited experience operating as a public company. To operate effectively, we will be required to continue to implement changes in certain aspects of our business and develop, manage, and train management level and other employees to comply with on-going public company requirements. Failure to take such actions, or delay in the implementation thereof, could have a material adverse effect on our business, financial condition, and results of operations.

The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC, imposes various requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

Further, as a public company, we will have to comply with numerous financial reporting and legal requirements, including those pertaining to audits, quarterly reporting and internal controls. Such costs can be substantial and we must generate enough revenue or raise money from offerings of securities or loans in order to meet these costs and our SEC filing requirements. If our revenues are insufficient, and/or we cannot satisfy many of these costs through the issuance of our shares, we may be unable to satisfy these costs through the normal course of business which would result in our being unable to continue as a going concern.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

·	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

·

provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

·

provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision. If we cannot provide reliable financial reports, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly and result in a loss of some or all of your investment.

Risks Related to our Common Stock

We can provide no assurances as to our future financial performance or the investment result of a purchase of our Common Stock.

Any projected results of operations involve significant risks and uncertainty and should be considered speculative, and depend on various assumptions which may not be correct. The future performance of our Company and the return on our common stock depends on a complex series of events that are beyond our control and that may or may not occur. Actual results for any period may or may not approximate any assumptions that are made and may differ significantly from such assumptions. We can provide no assurance or prediction as to our future profitability or to the ultimate success of an investment in our Common Stock.

The Company is conducting this Offering by the efforts of our officers and directors without the benefit of an underwriter who would have assisted to confirm the accuracy of the disclosure in our prospectus and without the benefit of an underwriter the Company may not be able to sell all or any of the shares offered herein.

The Company is responsible for the accuracy of the disclosure in this prospectus. The Company is conducting a self-underwritten offering on a “best efforts” basis, which means no underwriter has been engaged in any due diligence activities to assist to confirm the accuracy of the disclosure in the prospectus or to provide input as to the offering price. The Common Stock are being offered on our behalf on a best-effort basis. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that the Company, through its officers and directors, is capable of selling all, or any, of the common shares offered hereby. The sale of only a small number of shares increases the likelihood of no market ever developing for our shares.

The offering price of our Common Stock has been determined arbitrarily.

The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price. The price of our Common Stock in this Offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management’s valuation and, therefore, expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the Common Stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may, therefore, lose a portion or all of their investment.

Since there is no minimum for our offering, if only a few persons purchase shares they will lose their money without us being even able to develop a market for our shares.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in its offering, if only a few shares are sold, we will be unable to even attempt to create a public market of any kind for our shares. In such an event, it is highly likely that the entire investment of shareowners would be lost. We cannot make any assurances that even if all of the shares are purchased, we could have the same result. We cannot assure you that there will be a market in the future for our Common Stock, which may have a negative effect on the market price of our Common Stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from pursuant to this Offering.

Future issuances of our Common Stock could dilute current stockholders or adversely affect the market.

Future issuances of our Common Stock could be at values substantially below the price paid by the current holders of our common stock. In addition, common stock could be issued to fend off unwanted tender offers or hostile takeovers without further stockholder approval. Sales of substantial amounts of our common stock, or even just the prospect of such sales, could depress the prevailing price of our common stock and our ability to raise equity capital in the future. Additionally, large share issuances would generally have a negative impact on our share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, further dilute common stock book value, and that dilution may be material.

We will be subject to the “penny stock” rules which will adversely affect the liquidity of our common stock.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established members and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile, and you may not be able to buy or sell the stock when you want to. These rules also limit the ability of broker-dealers to solicit purchases of our Common Stock and therefore reduce the liquidity of the public market for our shares should one develop.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

·	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

·	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

·	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by sales persons;

·	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

·

Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is currently no established public market for our common stock, and there can be no assurance that any established public market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in at least 17 states which do not offer manual exemptions (but may not to offer one to us since we are a shell company and may still be a shell company at the time of application) and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one. See also “Plan of Distribution-State Securities-Blue Sky Laws.”

Terms of subsequent financings may adversely impact your investment.

We may have to raise equity, debt financing in the future. Your rights and the value of your investment in our Common Stock could be reduced. For example, if we issue secured debt securities, the holders of the debt would have a claim against our assets that would be prior to the rights of stockholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results.

It is not likely that we will pay dividends on the Common Stock or any other class of stock.

We intend to retain any future earnings for the operation and expansion of our business. We do not anticipate paying cash dividends on our Common Stock, or any other class of stock, in the foreseeable future. Stockholders should look solely to appreciation in the market price of our common shares to obtain a return on investment.

A significant number of our shares will be eligible for sale and their sale or potential sale may depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. This prospectus covers 25,0000,000 shares of our common stock, which represents approximately 46% of our current issued and outstanding shares of our common stock. As additional shares of our common stock become available for resale in the public market pursuant to this Offering, and otherwise, the supply of our common stock will increase, which could decrease its price. In addition, some or all of the shares of common stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for our shares of common stock.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and material events) with the SEC which will be immediately available to the public for inspection and copying. In the event during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8-A (of which we have no current plans to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file such periodic reports with the SEC and access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders as proscribed by the Exchange Act, as amended. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that access to information regarding our business and operations will be limited.

We are classified as an “emerging growth company” as well as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Notwithstanding the above, we are also currently a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Investing in our Company is highly speculative and could result in the entire loss of your investment.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

Because there is no public trading market for our common stock, you may not be able to resell your stock.

We intend to apply to have our common stock quoted on the OTC Market Group LLC’s OTCQB Marketplace (“OTCQB”). This process takes at least 60 days and the application must be made on our behalf by a market maker. Our stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on OTCQB. We may consider pursuing a listing on OTCQB after this registration becomes effective and we have completed our offering.

If our common stock becomes listed and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on OTCQB is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional members, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some Members. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their Members buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

The market price of our common stock may be volatile following this offering, and our stock price may fall below the initial public offering price at the time you desire to sell your shares of our common stock, resulting in a loss on your investment.

The market price of our common stock may fluctuate substantially due to a variety of factors, many of which are beyond our control, including, without limitation:

·	actual or anticipated variations in our quarterly and annual operating results, financial condition or asset quality;

·	changes in general economic or business conditions, both domestically and internationally;

·	the effects of, and changes in, trade, monetary and fiscal policies, including the interest rate policies of the Federal Reserve, or in laws and regulations affecting us;

·	the number of securities analysts covering us;

·

publication of research reports about us, our competitors, or the financial services industry generally, or changes in, or failure to meet, securities analysts’ estimates of our financial and operating performance, or lack of research reports by industry analysts or ceasing of coverage;

·	changes in market valuations or earnings of companies that investors deemed comparable to us;

·	the average daily trading volume of our common stock;

·	future issuances of our common stock or other securities;

·	additions or departures of key personnel;

·	perceptions in the marketplace regarding our competitors and/or us;

·	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving our competitors or us; and

·	other news, announcements or disclosures (whether by us or others) related to us, our competitors, our core market or the financial services industry.

The stock market and, in particular, the market for financial institution stocks have experienced significant fluctuations in recent years. In many cases, these changes have been unrelated to the operating performance and prospects of particular companies. In addition, significant fluctuations in the trading volume in our common stock may cause significant price variations to occur. Increased market volatility may materially and adversely affect the market price of our common stock, which may make it difficult for you to resell your shares at the volume, prices and times desired.

We may receive no proceeds or very minimal proceeds from the offering.

Since there is no minimum amount of shares that must be sold by the Company, we may receive no proceeds or very minimal proceeds from the offering and potential investors may end up holding shares in a company that:

·	Has not received enough proceeds from the offering to begin operations; and

·	Has no market for its shares.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus contains forward-looking statements. These statements relate to future events or our future financial performance. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under “Risk Factors.” The following factors, among others, could cause our actual results and performance to differ materially from the results and performance projected in, or implied by, the forward-looking statements:

·	the success of our existing and new technologies;
·	our ability to successfully develop and expand our operations;
·	changes in economic conditions, including continuing effects from the recent recession;
·	damage to our reputation or lack of acceptance of our brands;
·	economic and other trends and developments, including adverse weather conditions, in those local or regional areas in which our operations are concentrated;
·	increases in our labor costs, including as a result of changes in government regulation;
·	labor shortages or increased labor costs;
·	increasing competition in the industry in general;
·	changes in attitudes or negative publicity regarding drug safety and health concerns;
·	the success of our marketing programs;
·	potential fluctuations in our quarterly operating results due to new products and other factors;
·	the effect on existing products of focusing on other products in the same markets;
·	the loss of key members of our management team;

·	strain on our infrastructure and resources caused by our growth;
·	the impact of federal, state or local government regulations relating to the industry;
·	the impact of litigation;
·	our inability to obtain adequate levels of insurance coverage;
·	the impact of our substantial indebtedness;
·	future asset impairment charges;
·	security breaches of confidential information;
·	inadequate protection of our intellectual property;
·	our ability to raise capital in the future;
·	the failure or breach of our information technology systems;
·	a major natural or man-made disaster at our corporate facility;
·	increased costs and obligations as a result of being a public company;
·	the impact of federal, state and local tax rules;
·	concentration of ownership among our existing executives, directors and principal shareholders may prevent new investors from influencing significant corporate decisions; and
·	other factors discussed under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.”

Although we believe that the expectations reflected in the forward-looking statements are reasonable based on our current knowledge of our business and operations, we cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. We assume no obligation to provide revisions to any forward-looking statements should circumstances change.

You should further consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, are in their early stages. For example, unanticipated expenses, problems, and technical difficulties may occur and they may result in material delays in the operation of our business, in particular with respect to our new products and services. We may not successfully address these risks and uncertainties or successfully implement our operating strategies. If we fail to do so, it could materially harm our business to the point of having to cease operations and could impair the value of our common stock to the point investors may lose their entire investment.

We may require additional capital to finance our operations in the future, but that capital may not be available when it is needed and could be dilutive to existing stockholders.

We may require additional capital for future operations. We plan to finance anticipated ongoing expenses and capital requirements with funds generated from the following sources:

·	cash provided by operating activities;
·	available cash and cash investments; and
·	capital raised through debt and equity offerings.

Current conditions in the capital markets are such that traditional sources of capital may not be available to us when needed or may be available only on unfavorable terms. Our ability to raise additional capital, if needed, will depend on conditions in the capital markets, economic conditions and a number of other factors, many of which are outside our control, and on our financial performance. Accordingly, we cannot assure you that we will be able to successfully raise additional capital at all or on terms that are acceptable to us. If we cannot raise additional capital when needed, it may have a material adverse effect on our liquidity, financial condition, results of operations and prospects. Further, if we raise capital by issuing stock, the holdings of our existing stockholders will be diluted.

If we raise capital by issuing debt securities, such debt securities would rank senior to our common stock upon our bankruptcy or liquidation. In addition, we may raise capital by issuing equity securities that may be senior to our common stock for the purposes of dividend and liquidating distributions, which may adversely affect the market price of our common stock. Finally, upon bankruptcy or liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both.

Our financial statements may not be comparable to those of other companies.

Pursuant to Section 107(b) of the JOBS Act, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of The JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result, our financial statements may not be comparable to companies that comply with public company effective dates, and our stockholders and potential investors may have difficulty in analyzing our operating results if comparing us to such companies.

Our business is dependent upon continued market acceptance by consumers.

We are substantially dependent on continued market acceptance of our products by customers, and such customers are dependent upon regulatory and legislative forces. We cannot predict the future growth rate and size of this market.

If we are able to expand our operations, we may be unable to successfully manage our future growth.

Since inception, we have been planning for the expansion but have not yet grown. Any such growth could place increased strain on our management, operational, financial and other resources, and we will need to train, motivate, and manage employees, as well as attract management, sales, finance and accounting, international, technical, and other professionals. In addition, we will need to expand the scope of our infrastructure and our physical resources. Any failure to expand these areas and implement appropriate procedures and controls in an efficient manner and at a pace consistent with our business objectives could have a material adverse effect on our business and results of operations.

Any future litigation could have a material adverse impact on our results of operations, financial condition and liquidity, particularly since we do not currently have director and officer insurance. Our lack of D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

From time to time we may be subject to litigation, including potential stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date we have been unable to obtain directors and officers liability (“D&O”) insurance to cover such risk exposure for our directors and officers. Such insurance generally pays the expenses (including amounts paid to plaintiffs, fines, and expenses including attorneys’ fees) of officers and directors who are the subject of a lawsuit as a result of their service to the Company. While we are attempting to obtain such insurance, there can be no assurance that we will be able to do so at reasonable rates or at all, or in amounts adequate to cover such expenses should such a lawsuit occur. While neither Nevada law nor our articles of incorporation or bylaws require us to indemnify or advance expenses to our officers and directors involved in such a legal action, we expect that we would do so to the extent permitted by Nevada law. Without D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Further, our lack of D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

Our prior operating results may not be indicative of our future results.

You should not consider prior operating results with respect to revenues, net income or any other measure to be indicative of our future operating results. Our future operating results will depend upon many other factors, including:

- the level of product and price competition,

- our success in expanding our business network and managing our growth,

- the ability to hire qualified employees, and

- the timing of such hiring and our ability to control costs.

We do not have an independent board of directors which could create a conflict of interests and pose a risk from a corporate governance perspective.

Our Board of Directors consists solely of current executive officers, which means that we do not have any outside or independent directors. The lack of independent directors may prevent the Board from being independent from management in its judgments and decisions and its ability to pursue the Board responsibilities without undue influence. For example, an independent Board can serve as a check on management, which can limit management taking unnecessary risks. Furthermore, the lack of independent directors creates the potential for conflicts between management and the diligent independent decision making process of the Board. In this regard, our lack of an independent compensation committee presents the risk that our executive officers on the Board may have influence over his/their personal compensation and benefits levels that may not be commensurate with our financial performance. Furthermore, our lack of outside directors deprives our company of the benefits of various viewpoints and experience when confronting challenges, we face. With solely officers sitting on the Board of Directors, it will be difficult for the Board to fulfill its traditional role as overseeing management.

We depend upon key personnel, the loss of which could seriously harm our business.

Our operating performance is substantially dependent on the continued services of our executive officers and key employees, especially our Chief Executive Officer, who possesses valuable knowledge about and experience, as well as a history of success in management, and that his knowledge and relationships would be difficult to replicate. The unexpected loss of the services of our executive officers could have a material adverse effect on our business, operations, financial condition and operating results, as well as the value of our common stock.

Requirements associated with being a reporting public company will require significant company resources and management attention.

Once the registration statement of which this prospectus is a part is declared effective by the SEC, we will be subject to the reporting requirements of the Exchange Act and the other rules and regulations of the SEC relating to public companies. We are working with independent legal, accounting and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as an SEC reporting company. These areas include corporate governance, internal control, internal audit, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas, including our internal control over financial reporting. However, we cannot assure you that these and other measures we may take will be sufficient to allow us to satisfy our obligations as an SEC reporting company on a timely basis.

In addition, compliance with reporting and other requirements applicable to SEC reporting companies will create additional costs for us, will require the time and attention of management and will require the hiring of additional personnel and legal, audit and other professionals. We cannot predict or estimate the amount of the additional costs we may incur, the timing of such costs or the impact that our management’s attention to these matters will have on our business.

Our management controls a large block of our common stock and all of our preferred stock that will allow them to control us.

As of the date of this prospectus, members of our management team and affiliates beneficially own approximately 92.6% of our outstanding common stock. As such, management owns approximately 92.6% of our voting power. Management also holds 100% of our outstanding shares of preferred stock, and as such Management has voting power over all of the following:

a)	election of our board of directors;
b)	removal of any of our directors;
c)	amendment of our articles of incorporation or bylaws; and
d)	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

In addition, management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Any additional investors will own a minority percentage of our common stock and will have minority voting rights.

Risks Related to the Offering and Our Common Stock

Our stock price is likely to be extremely volatile and our common stock is not listed on a stock exchange; as a result, stockholders may not be able to resell their shares at or above the price paid for them.

The market price of our common stock is likely to be extremely volatile and could be subject to significant fluctuations due to changes in sentiment in the market regarding our operations or business prospects, among other factors. Further, our common stock is not currently quoted or listed for trading anywhere, is not listed on a stock exchange, nor do we currently intend to list the common stock on a stock exchange. An active public market for our common stock does not currently exist, and even if it does someday exist, it may not be sustained. Therefore, stockholders may not be able to sell their shares at or above the price they paid for them.

Among the factors that could affect our stock price are:

·	industry trends and the business success of our customers;
·	actual or anticipated fluctuations in our quarterly financial and operating results that vary from the expectations of our management or of securities analysts and investors;
·	our failure to meet the expectations of the investment community and changes in investment community recommendations or estimates of our future operating results;
·	announcements of strategic developments, acquisitions, dispositions, financings, product developments and other materials events by us or our competitors;
·	regulatory and legislative developments concerning open pit mining in Georgia;
·	litigation;
·	general market conditions;
·	other domestic and international macroeconomic factors unrelated to our performance; and
·	additions or departures of key personnel.

The offering is not underwritten and there is no minimum offering requirement.

We are selling the shares of our common stock offered hereby directly on a best efforts basis and without the assistance of an underwriter. Because the offering is not underwritten by a broker-dealer on a firm commitment basis, there can be no assurance that all, or even a substantial number, of the shares of common stock we are offering hereby will be sold. If we do not sell all of the shares we are offering hereby, we could be required to raise additional capital earlier than we would if we did sell all of the shares we are so offering.

The offering price per share of our common stock offered under this prospectus may not be indicative of the value of future price of our common stock and, therefore, may not be realized upon any future disposition of your shares of our common stock.

Because there is currently no active trading market for our common stock, our board of directors established the offering price for the common stock based on factors it considered appropriate, including the lack of recent trading prices for the common stock and its analysis of the Company’s future prospects. See “Determination of the Offering Price.”

Also, as noted above there is no underwriter involved in the offering. When an underwriter is involved, the offering price in an offering typically reflects market forces at work because the underwriter works with the issuer to price the offering, based on factors that include demand for the shares from securities dealers and the underwriter’s analysis of the issuer’s financial performance. Although imperfect and expensive, this process provides some protection that the offering price is the market price.

If you purchase shares in the offering, you may not be able to sell them at or above the offering price. The trading price of the common stock will be determined by the marketplace, and will be influenced by many factors outside of our control, including prevailing interest rates, investor perceptions, securities analyst research reports and general industry, geopolitical and economic conditions. Publicly traded securities often experience substantial market price volatility. These market fluctuations might not be related to the operating performance of particular companies whose shares are traded. Accordingly, we cannot assure you that if you purchase common stock in the offering you will later be able to sell it at or above the offering price.

Sales by our stockholders of a substantial number of shares of our common stock in the public market could adversely affect the market price of our common stock.

A substantial portion of our total outstanding shares of common stock may be sold into the market at any time. While most of these shares are held by our principal stockholder, who is also an executive officer, and we believe that such holder has no current intention to sell a significant number of shares of our stock, if he were to decide to sell large amounts of stock over a short period of time (presuming such sales were permitted, given his affiliate status) such sales could cause the market price of our common stock to drop significantly, even if our business is doing well.

Further, the market price of our common stock could decline as a result of the perception that such sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate. Assuming all shares offered hereby are sold, after the consummation of this offering we will have 78,970,000 shares of common stock outstanding on a fully diluted basis. All shares of our common stock sold in this offering will be freely tradable without restriction under the Securities Act, except for any shares that are held or acquired by our affiliates, as that term is defined in the Securities Act.

Purchasing shares of our common stock through this offering will result in an immediate and substantial dilution of your investment.

The initial public offering price of our common stock is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, your interest will be diluted immediately to the extent of the difference between the initial public offering price per share of our common stock and the net tangible book value per share of our common stock after this offering. See “Dilution.”

Furthermore, if we raise additional capital by issuing new convertible or equity securities at a lower price than the initial public offering price, your interest will be further diluted. This may result in the loss of all or a portion of your investment. If our future access to public markets is limited or our performance decreases, we may need to carry out a private placement or public offering of our common stock at a lower price than the initial public offering price. In addition, newer securities may have rights, preferences or privileges senior to those of securities held by you.

There is a limited trading market in our common stock, which will hinder your ability to sell our common stock and may lower the market price of the stock.

Our common stock is not listed on a stock exchange and is not currently quoted or listed for trading anywhere. We do not intend to apply to list our shares of common stock on an exchange in connection with this offering or in the foreseeable future, although we may seek to work with a market maker to have our common stock listed on the Over-the-Counter Bulletin Board. An active trading market for shares of our common stock may never develop or be sustained following this offering. Persons purchasing shares in the offering may not be able to sell their shares when they desire if a liquid trading market does not develop or sell them at a price equal to or above the offering price even if a liquid trading market does develop. This limited trading market for our common stock also may reduce the market value of our common stock. Before purchasing you should consider the limited trading market for our shares and be financially prepared and able to hold your shares for an indefinite period. See “Market for Common Stock, Dividend Policy and Related Stockholder Matters.”

While we may attempt to have our common stock listed on the OTC Markets Group OTCQB Market Tier (“OTCQB”), there is no assurance that we will be able to do so. Even if our common stock is listed on the OTCQB, or on the Pink tier of the OTC Markets Group quotation system, these OTC marketplaces have less liquidity and fewer buyers and sellers than stock exchanges such as NASDAQ and the New York Stock Exchange. There is currently no market for our common stock. If an active trading market for our stock does not develop, you may not be able to sell your shares in an efficient manner and the sale of a large number of shares at one time could temporarily depress the market price. The limited trading market could also result in a wider spread between the “bid” and “ask” prices for the stock.  When there is a wide spread between the bid and asked price, the price at which you may be able to sell our common stock may be significantly lower than the price at which you could buy it at that time. For these reasons, our common stock should not be viewed as a short-term investment. Furthermore, a trading market for our common stock may never develop and you could end up holding your shares indefinitely.

Our preferred stock has rights senior to those of our common stock which could adversely affect holders of common stock.

Nevada law, and our articles of incorporation give our Board of Directors the authority to issue additional series of preferred stock without a vote or action by our stockholders. The Board also has the authority to determine the terms of preferred stock, including price, preferences and voting rights. The rights granted to holders of preferred stock in the future may adversely affect the rights of holders of our common stock. Any such authorized class of preferred stock may have a liquidation preference – a pre-set distribution in the event of a liquidation – that would reduce the amount available for distribution to holders of common stock or superior dividend rights that would reduce the amount of dividends that could be distributed to common stockholders. In addition, an authorized class of preferred stock may have voting rights that are superior to the voting right of the holders of our common stock.

Mountain Share Transfer, LLC currently serves as transfer agent for the Common Stock and Preferred Stock.

We are an emerging growth company and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, our common stock may be less attractive to investors.

We are an emerging growth company, as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies, including, but not limited to, a requirement to present only two years of audited financial statements, an exemption from the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act, reduced disclosure about executive compensation arrangements pursuant to the rules applicable to smaller reporting companies and no requirement to seek non-binding advisory votes on executive compensation or golden parachute arrangements, although some of these exemptions are available to us as a smaller reporting company (i.e. a company with less than $75 million of its voting equity held by affiliates). We have elected to adopt these reduced disclosure requirements. We cannot predict if investors will find our common stock less attractive as a result of our taking advantage of these exemptions. If some investors find our common stock less attractive as a result of our choices, there may be a less active trading market for our common stock and our stock price may be more volatile. There is currently no market for our common stock.

We do not expect to pay any cash dividends in the foreseeable future.

We intend to retain our future earnings, if any, in order to reinvest in the development and growth of our business and, therefore, do not intend to pay dividends on our common stock for the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, and such other factors as our board of directors deems relevant. Accordingly, you may need to sell your shares of our common stock to realize a return on your investment, and you may not be able to sell your shares at or above the price you paid for them.

We have broad discretion to use the net proceeds from the offering and our investment of those proceeds may not yield favorable returns.

We will have broad discretion over the use of the net proceeds of the offering and may apply the proceeds of this offering to uses that do not improve our operating results or increase the value of your investment. Although this prospectus generally describes the use of the proceeds of the offering, we will have broad discretion in determining the specific timing and use of the offering proceeds. Until utilized, we anticipate that we will invest the net offering proceeds in liquid assets. We have not made a specific allocation for the use of the net proceeds. Therefore, we will have broad discretion as to the timing and specific application of the net proceeds, and investors may not have the opportunity to evaluate the economic, financial and other relevant information that we will use in applying the net proceeds, and we may spend the proceeds in a manner that stockholders do not deem desirable. Our application of the net proceeds of the offering may not ultimately improve our operating results or increase the value of your investment.

We can sell additional shares of common stock without consulting stockholders and without offering shares to existing stockholders, which would result in dilution of stockholders’ interests in Elite Performance Holdings Corporation and could depress our stock price.

Our articles of incorporation authorize 500,000,000 shares of common stock, of which 53,970,000 are currently outstanding, and our Board of Directors is authorized to issue additional shares of our common stock and preferred stock. Although our Board of Directors intends to utilize its reasonable business judgment to fulfill its fiduciary obligations to our then existing stockholders in connection with any future issuance of our capital stock, the future issuance of additional shares of our common stock or preferred stock convertible into common stock would cause immediate, and potentially substantial, dilution to our existing stockholders, which could also have a material effect on the market value of the shares.

Further, our shares do not have preemptive rights which means we can sell shares of our common stock to other persons without offering purchasers in this offering the right to purchase their proportionate share of such offered shares. Therefore, any additional sales of stock by us could dilute your ownership interest in our company.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward- looking statements as defined by federal securities laws.  For this purpose, forward- looking statements are any statements contained herein that are not statements of historical fact and include, but are not limited to, those preceded by or that include the words, “estimate”, “could”, “should”, “would”, “likely”, “may”, “will”, “plan”, “intend”, “believes”, “expects”, “anticipates”, “projected”, or similar expressions. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated by such statements. The forward-looking information is based on various factors and was derived using numerous assumptions.  For these statements, we claim the protection of the “bespeaks caution” doctrine. Such forward-looking statements include, but are not limited to:

·

statements regarding our anticipated financial and operating results, including anticipated sources of revenues, when we expect to begin to receive revenues with respect to services we provide and anticipated;

·	statement regarding anticipated future sources of revenues;
·	statement regarding management’s expectation with respect to future acquisitions producing more significant revenues during the in the future;
·	statements regarding our goals, intentions, plans and expectations, including the introduction of new products and markets and locations we intend to target in the future;
·	statements regarding the anticipated timing and impact of our pending acquisitions;
·	statement regarding our expectation with respect to the potential issuance of stock or shares in connection with our acquisitions or in connection with providing services to client companies.; and
·	statement with respect to having adequate liquidity.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

·	changes in the pace of legislation;
·	other regulatory developments that could limit the market for our products;
·	our ability to successfully integrate acquired entities;
·	competitive developments, including the possibility of new entrants into our primary markets;
·	the loss of key personnel; and
·	other risks discussed in this document.

All forward-looking statements in this document are based on information currently available to us as of the date of this prospectus, and we assume no obligation to update any forward-looking statements other than as required by law.

USE OF PROCEEDS

Because the offering is a best-efforts offering, we are presenting this information assuming that we sell 10%, 50% and 100% of the shares offered hereby. For purposes of this table, we used $0.05, the per-share offering price.

	10%	50%	100%
Gross offering proceeds	$125,000	625,000	1,250,000
Marketing, Branding and Promotion	10,000	500,000	100,000
Product & Development	3,500	17,500	35,000
Permits Licenses and Applications	1,50	750	1,500
Website Development	100	5,000	10,000
Operating Expenses	36,425	182,125	364,250
Personnel Expenses	36,425	182,125	364,250
Inventory Reserves	35,000	175,000	350,000
Estimated expenses of the offering	$2,500	$12,500	$25,000
Net proceeds from the offering,	$125,000	625,000	1,225,000

The Company will require will allocate funding towards Marketing, Branding and Promotion, Product and Development, Permits, Licenses and Applications, Website Development, Operating Expenses, Personnel Expenses and Inventory Reserves as detailed in the table above.

General and administrative expenses pertain to operating expenses rather than to expenses that can be directly related to the production of any goods or services, utilities, insurance and managerial salaries which may come at a later date.

This expected use of the net proceeds from this offering and our existing cash, cash equivalents and short-term investments represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development and commercialization efforts, as well as any collaborations that we may enter into with third parties, and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

Our management will have broad discretion over the uses of the net proceeds from this offering. Pending these uses, we intend to invest the net proceeds from this offering in a variety of capital preservation investments, including short-term, interest-bearing investment grade securities, money market accounts, certificates of deposit and direct or guaranteed obligations of the U.S. government.

DETERMINATION OF THE OFFERING PRICE

We currently expect the offering price to be $0.05 per share of our common stock for the shares of stock being offered by us pursuant to this prospectus.

The offering price of the common stock has been arbitrarily determined by our board of directors and bears no relationship to any objective criterion of value. The price does not bear any relationship to the Company’s assets, book value, historical earnings or net worth. In determining the offering price, the board of directors considered such factors as the lack of recent trading prices of the common stock, the board’s perception of our future prospects, past and anticipated operating results, present financial resources and the likelihood of selling the shares of common stock offered hereby. Accordingly, the offering price should not be considered an indication of the actual value of the Company or the common stock.

As noted above you should not consider the offering price as an indication of value of Elite Performance Holdings Corporation or our common stock. You should not assume or expect that, after the offering, our shares of common stock will trade at or above the offering price in any given time period. Our stock currently does not trade at all and is not quoted on any market. The market price of our common stock may decline during or after the offering, and you may not be able to sell the underlying shares of our common stock purchased during the offering at a price equal to or greater than the offering price. You should obtain advice from your financial advisor before purchasing shares and make your own assessment of our business and financial condition, our prospects for the future, and the terms of the offering.

DILUTION

The offering price of the Shares of Common Stock being offered for sale pursuant to this Offering is substantially higher than the book value per share of the Common Stock. Accordingly, investors purchasing the Shares pursuant to this Offering will experience an immediate and significant dilution in the book value per share of the Shares purchased. We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders. See “Risk Factors—We may require additional capital to finance our operations in the future, but that capital may not be available when it is needed and could be dilutive to existing stockholders” and “We can sell additional shares of common stock without consulting stockholders and without offering shares to existing stockholders, which would result in dilution of stockholders’ interests in Elite Performance Holdings Corporation and could depress our stock price.”

DILUTION TABLE

The price of the current offering is fixed at $0.05 per common share. This price is significantly higher than the price paid by our Directors and Officers for common equity since the Company's inception.

Our Officers and Directors invested $0 on January 30, 2018, paying $0 per share for their common shares.

Assuming completion of the offering, there will be up to 78,970,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels based on stockholders' equity (deficit) of ($187,125 excluding deferred offering costs as of June 30, 2018.)

Percentage of funding	100%	75%	50%	25%
Offering price	$0.05	$0.05	$0.05	$0.05
Offering shares 25,000,000 if 100%	25,000,000	18,750,000	12,500,000	6,250,000
Total Gross Proceeds	1,250,000	937,500	625,000	312,500

Founders Shares	50,000,000	50,000,000	50,000,000	50,000,000
Selling Shareholder shares	3,970,000	3,970,000	3,970,000	3,970,000
Total Shares outstanding Prir to the Offering	53,970,000	53,970,000	53,970,000	53,970,000
Book Deficit as of June 30, 2018	(187,125)	(187,125)	(187,125)	(187,125)
Book deficit per share as of June 30, 2018	$(0.0035)	$(0.0035)	$(0.0035)	$(0.0035)

Proforma outstanding Shares after offering	78,970,000	72,720,000	66,470,000	60,220,000
Proceed from the offering (net of 25,000) expenses	1,250,000	937,500	625,000	312,500
Proforma book value after offering	1,062,875	750,375	437,875	125,375
Increase in book value	1,250,000	937,500	625,000	312,500
Proforma per share after offering	$0.01346	$0.01032	$0.00659	$0.00208
Increase in book value per share	$0.01693	$0.01379	$0.01005	$0.00555

Initial pulic offering price	$0.0500	$0.0500	$0.0500	$0.0500
Proforma per share after offering	$0.0135	$0.0103	$0.0066	$0.0021
Dilution per share to new investors	$0.0365	$0.0397	$0.0434	$0.0479
Perent dilution	73%	79%	87%	96%

The following table summarizes the number and percentage of shares purchased, the amount of consideration paid and the average price per share paid by our existing stockholders and by new investors in this offering:

________________

	Price per share	Shares Held	Total Number of Ownership	Percent	Amount of Consideration paid	Percent
Affiliate Stockholders	$ -	50,000,000	50,000,000	67%	$ -	0%
Investors in the offering	$ 0.05	25,000,000	25,000,000	33%	$ 1,250,000	100%
Total		75,000,000	75,000,000	100%	$ 1,250,000	100%

MARKET FOR COMMON STOCK, DIVIDEND POLICY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently quoted anywhere. We currently have no trading symbol or “ticker.” In the future, we anticipate our stock being quoted by the OTC Markets Group. The trading price of our common stock might be extremely volatile. Further, the stock market has from time to time experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These kinds of broad market fluctuations may adversely affect the market price of our common stock. For additional information, see “Risk Factors” above.

In addition to 53,970,000 outstanding shares of common stock, we have 10,000,000 shares of Series A preferred stock, all of which are outstanding.  5,000,000 shares are beneficially owned by Jon McKenzie and 5,000,000 shares are beneficially owned by Joey Firestone, our Officers and Directors. Each of these 10,000,000 shares of preferred stock converts into 5 shares of common stock, meaning that Mr. McKenzie and Mr. Firestone can convert into an additional 50,000,000 shares of our common stock at any time. Other than the 10,000,000 shares of preferred stock issued to Jon McKenzie and Joey Firestone, there are no other outstanding securities convertible into shares of our common stock, or warrants or options outstanding that are exercisable for shares of our common stock.

As of September 28, 2018, there are approximately 19 holders of record of our common stock.

We have never declared or paid cash dividends on our common stock. We anticipate that in the future we will retain any earnings for operation of our business. Accordingly, we do not anticipate declaring or paying any cash dividends in the foreseeable future.

We currently have no equity compensation plans. However, we may have to issue additional shares of common stock in the future in connection with future acquisitions.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement Regarding Forward-Looking Information

The statements in this report that are not reported financial results or other historical information are “forward-looking statements”. These statements appear in a number of different places in this report and can be identified by words such as “estimates”, “projects”, “expects”, “intends”, “believes”, “plans”, or their negatives or other comparable words. Also look for discussions of strategy that involve risks and uncertainties. Forward-looking statements include, among others, statements regarding our business plans and availability of financing for our business.

You are cautioned that any such forward-looking statements are not guarantees and may involve risks and uncertainties. Our actual results may differ materially from those in the forward-looking statements due to risks facing us or due to actual facts differing from the assumptions underlying our estimates. Some of these risks and assumptions include those set forth in reports and other documents we have filed with or furnished to the United States Securities and Exchange Commission (“SEC”). We advise you that these cautionary remarks expressly qualify in their entirety all forward-looking statements attributable to us or persons acting on our behalf. Unless required by law, we do not assume any obligation to update forward-looking statements based on unanticipated events or changed expectations. However, you should carefully review the reports and other documents we file from time to time with the SEC.

Presentation of Information

As used in this quarterly report, the terms "we", "us", "our" and the “Company” mean Elite Performance Holdings Corporation, unless the context requires otherwise.

All dollar amounts in this quarterly report refer to US dollars unless otherwise indicated.

Business

The Company is currently producing a sports beverage like no other available on the market.  Beyond Your Limit Training (B.Y.L.T.) is the first ready to drink (RTD) beverage of its kind to combine the benefits of hydration, endurance, mental focus, fat oxidation, and muscle recovery all-in-one great tasting beverage. BYLT (pronounced built) uses a proven proprietary formula that simultaneously hydrates, helps improves performance, promotes fat burning during exercise, and aids in muscle recovery after exertion. Whether you are looking to achieve optimal performance on the baseball field, basketball court, soccer field, in the gym or any competitive sport, BYLT provides the competitive edge every athlete actively seeks.  This unique product is designed with scientifically dosed key ingredients to bridge the gap between energy drinks, hydration beverages and dietary supplements, without the sugars and jitters from caffeine which eventually cause athletes to crash. BYLT is not only designed to help enhance performance and support the intense physical demand of athletes, but is safe and backed by science.

Corporate History

Elite Performance Holding Corp. (the “Company”) was originally incorporated on January 30, 2018 in the State of Nevada. On February 2, 2018, Joey Firestone and Jon McKenzie each assigned 50,000,000 shares of Elite Beverage International Corp. to the Company, via a Contribution and Assignment Agreement, making Elite Beverage International Corp. our wholly owned operating subsidiary.   The Contribution and Assignment Agreement dated February 2, 2018 is attached hereto as Exhibit 10.1.

Results of Operations

The following discussion and analysis of our results of operations and financial condition for the periods ended December 31, 2017, Feburary 2, 2018 and June 30, 2018 should be read in conjunction with our financial statements and related notes included in this report.

Period ended December 31, 2017

General and Administrative Expenses

Our general and administrative expenses for the Period ended December 31, 2017 amounted to $4,516.

Legal and Accounting Expenses

Our legal and accounting expenses for the Period ended December 31, 2017 amounted to $7,333.

Consulting Expenses

Our consulting expenses for the Period ended December 31, 2017 amounted to $37,500.

Research and Development Expenses

Our research and development expenses for the Period ended December 31, 2017 amounted to $15,500.

Net Loss from operations

As a result of the foregoing expenses, and as we have not yet generated any revenues since our inception, our net loss for the Period ended December 31, 2017 was $72,849.

Liquidity and Capital Resources

Since our inception, we have funded our operations primarily through loans made by the majority shareholder.

As of December 31, 2017, we had cash and cash equivalents of $36,451.

We had negative cash flow from operating activities of $55,849 for the Period ended December 31, 2017.

We had cash flow from investing activities for the Periods ended December 31, 2017 of ($8,000).

We had positive cash flow from financing activities of $100,300 for the Period ended December 31, 2017 due to advances made by the majority shareholder.

We had a working capital deficit of ($52,849) as of December 31, 2017.

Period ended February 2, 2018

General and Administrative Expenses

Our general and administrative expenses for the Period ended February 2, 2018 amounted to $4,003.

Legal and Accounting Expenses

Our legal and accounting expenses for the Period ended February 2, 2018 amounted to $1,500.

Consulting Expenses

Our consulting expenses for the Period ended February 2, 2018 amounted to $38,000

Research and Development Expenses

Our research and development expenses for the Period ended February 2, 2018 amounted to $0

Net Loss from operations

As a result of the foregoing expenses, and as we have not yet generated any revenues since our inception, our net loss for the Period ended February 2, 2018 was $44,557.

Liquidity and Capital Resources

Since our inception, we have funded our operations primarily through loans made by the majority shareholder.

As of February 2, 2018, we had cash and cash equivalents of $14,448.

We had negative cash flow from operating activities of $52,003 for the Period ended February 2, 2018.

We had positive cash flow from financing activities of $30,000 for the Period ended February 2, 2018 due to advances made by the majority shareholder.

We had a working capital deficit of ($97,406) as of  February 2, 2018.

Period ended June 30, 2018

General and Administrative Expenses

Our general and administrative expenses for the Period ended June 30, 2018 amounted to $14,690.

Legal and Accounting Expenses

Our legal and accounting expenses for the Period ended June 30, 2018 amounted to $9,050.

Consulting Expenses

Our consulting expenses for the Period ended June 30, 2018 amounted to $93,400.

Research and Development Expenses

Our research and development expenses for the Period ended June 30, 2018 amounted to $76,635.

Interest Expenses

Our interest expenses for the Period ended June 30, 2018 amounted to $3,443.

Net Loss from operations

As a result of the foregoing expenses, and as we have not yet generated any revenues since our inception, our net loss for the Period ended June 30, 2018 was $197,218.

Liquidity and Capital Resources

Since our inception, we have funded our operations primarily through loans made by the majority shareholder.

As of June 30, 2018, we had cash and cash equivalents of $3,808.

We had negative cash flow from operating activities of ($118,139) for the Period ended June 30, 2018.

We had negative cash flow from investing activities of ($10,553) for the Period ended June 30, 2018 due to advances to a related party and effect of acquisition.

We had positive cash flow from financing activities of $132,500 for the Period ended June 30, 2018 due to payments from a related party notes payable, and proceeds from subscriptions receivable.

We had a working capital deficit of ($187,125) as of June 30, 2018.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Going Concern

Our financial statements for the periods ended December 31, 2017 and June 30, 2018 have been prepared on a going concern basis and Note 6 for December 31, 2017 and Note 6 for June 30, 2018, to the financial statements identifies issues that raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have not generated any revenues, have achieved losses since our inception, and rely upon the sale of our common stock and loans from related and other parties to fund our operations. We do not anticipate generating any revenues in the foreseeable future, and if we are unable to raise equity or secure alternative financing, we may not be able to pursue our plans and our business may fail.

Application of Critical Accounting Policies and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which we have prepared in accordance with U.S. generally accepted accounting principles issued by the FASB. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported expenses during the reporting periods. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in the notes to our financial statements appearing elsewhere in this prospectus, we believe that the accounting policies discussed below are critical to our financial results and to the understanding of our past and future performance, as these policies relate to the more significant areas involving management’s estimates and assumptions. We consider an accounting estimate to be critical if: (1) it requires us to make assumptions because information was not available at the time or it included matters that were highly uncertain at the time we were making our estimate; and (2) changes in the estimate could have a material impact on our financial condition or results of operations.

Selected Financial Data

Not applicable.

Item 3. Quantitative and Qualitative Disclosures of Market Risk

Not applicable.

Item 4. Controls and Procedures

We carried out an evaluation required by the Securities Exchange Act of 1934 (the “1934 Act”), under the supervision and with the participation of our principal executive officer and principal financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures, as defined in Rule 13a-15(e) of the 1934 Act, as of the end of the period covered by this report. Based on this evaluation, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were ineffective to provide reasonable assurance that information required to be disclosed by us in the reports that we file or submit under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and to provide reasonable assurance that such information is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

During the most recent fiscal quarter, there has not occurred any change in our internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Our disclosure controls and procedures are designed to provide reasonable assurance of achieving their objectives as specified above. Management does not expect, however, that our disclosure controls and procedures will prevent or detect all error and fraud. Any control system, no matter how well designed and operated, is based upon certain assumptions and can provide only reasonable, not absolute, assurance that its objectives will be met. Further, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud, if any, within the Company have been detected.

Competition

Our future success depends, in part, upon our ability to develop products and achieve market share at the expense of existing and more established and future products in the relevant target markets. Existing and future products will compete directly with our products. Competing products may provide greater benefits or may offer comparable performance at a lower cost.

Management recognizes that competition in the development of performance beverages is intense.  Most competitors have significantly longer operating histories, more advanced technology and greater financial resources.

Additionally, most of our competitors have significantly greater experience in

·	Developing beverages;
·	Formulating and manufacturing beverages; and
·	Launching, marketing, distributing and selling beverages.

Companies that we are in competition with include, but are not limited to Gatorade, Powerade, Body Armor, CytoMax and others. We believe that we could possibly compete with these companies because we have a proprietary formulation, several unique methods and novel technological approaches that could potentially allow us to reach proposed targets and develop additional formulations with improved properties.

Employees

Currently, we do not have any additional employees besides management. Employee agreements are only in place for Joey Firestone and Jon McKenzie. officers are devoting their time to the company in developing our products. Management is presently reviewing the near-term possibility of engaging qualified, full-time personnel to assist in developing and marketing our products. We may use non-employee consultants to assist us in formulating a research and development strategy, for designing, equipping and staffing future manufacturing facilities and for business development. We may find it necessary to periodically hire part-time clerical help on an as-needed basis.

Consultants and advisors usually have the right to terminate their relationships on short notice. Loss of some of these key consultants or advisors could interrupt or delay development of one or more of our products or otherwise adversely affect our business plans.

We expect to continue to need qualified personnel with experience in performance beverages. We may have difficulty in obtaining qualified technical personnel as there is strong competition for such personnel from other companies, as well as universities and research institutions. Our business could be materially harmed if we are unable to recruit and retain qualified administrative and executive personnel to support our expanding activities, or if one or more members of our management staff were unable or unwilling to continue their association with us.

Research and Development

We estimate that the Company spent $92,135 since inception on research and development activities.

Properties

We currently use as our principal place of business 7687 Charleston Way, Port St. Lucie FL 34986, which is owed by Jon McKenzie, and provided to the Company at no cost, which we believe will be sufficient for our operations for the next six months.

Legal Proceedings

At the time of this filing, there are no legal proceedings involving Elite Performance Holdings Corporation, its executive officers or directors.

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. Other than described herein, we are not involved in, or the subject of, any pending legal proceedings or governmental actions the outcome of which, in management’s opinion, would be material to our financial condition or results of operations.

MANAGEMENT OF ELITE PERFORMANCE HOLDINGS CORPORATION

Executive Officers and Directors

The following table sets forth, as of the date of this registration statement, the name, age and positions of our executive officers and directors.

NAME	AGE	POSITION

Jon McKenzie	46	Chief Executive Officer and Director
Joey Firestone	39	Secretary and Director

The business background and certain other information about our directors and executive officers, as well our key employee, is set forth below

Jon McKenzie

Jon has extensive history and skills pertaining to startup companies, with a proven track record of growth and success across various industries. Over the last five years Jon has been involved with multiple start-ups and driving the operations for those start-ups as CEO or as an integral part of the executive team running the company. Founding member and CEO of Dynix Diagnostic, a privately held full service clinical laboratory that has 13 sub specialties under it's CLIA license, since May 2016. CEO, partner and Chairmen of the board from Feb 2014 to June 2017 of Apex Behavioral Health, a privately held healthcare company that had multiple levels of care being offered to it's patients for drug and alcohol abuse. Partner and executive chef of privately held meal delivery service, Deliver Lean from Jan 2012 to June 2014. Through his experience over the years Jon has able to build brands from the ground up and grow them into successful companies which makes him prime candidate to operate the Company.

Joey Firestone

A graduate of University of Miami with a B.B.A, Mr. Firestone has over 10 years of experience in operating and growing successful businesses. He was the founder and CEO of the sports nutrition company Gifted Nutrition from 2014 to 2016, which grew into over 40 countries in less than 3 years. Founder and managing member of  luxury concierge company 305 Degrees from 2007 to 2018, which was named to Inc. 500's fastest growing private companies and  top 5 travel and hospitality companies on the Inc. 5000 list in 2013.His experience in operating companies, ingredient formulations, knowledge of international markets, and marketing of sport nutrition make him a great candidate for the Company.

Committees of the Board of Directors

No director is deemed to be an independent director. Currently we do not have any standing committees of the board of directors. Until formal committees are established, our board of directors will perform some of the functions associated with a nominating committee and a compensation committee, including reviewing all forms of compensation provided to our executive officers, directors, consultants and employees, including stock compensation. The board will also perform the functions of an audit committee until we establish a formal committee.

Contributed Capital

During the year 2018, Jon McKenzie and Joey Firestone contributed various administrative services to the Company. These services include basic management and accounting services, and utilization of office space and equipment.

The Company has recorded a related party loan from Jon McKenzie totaling $80,300 as of December 31, 2017 and $135,300 as of June 30, 2018, on its balance sheet. The payable bears 6% interest, is unsecured and due and payable upon demand.

Executive Compensation

We have not had a bonus, profit sharing, or deferred compensation plan for the benefit of employees, officers or directors. We have not paid full salaries or other compensation to officers, directors or employees for the year 2018. We expect that directors will defer any compensation until such time as the company is in a better financial position and will strive to have the business opportunity provide their remuneration.

There are no family relationships between any of our executive officers and Directors.

Executive Compensation

Summary Compensation Table

The following sets forth the compensation paid by Elite Performance Holdings Corporation since inception to our Chief Executive Officer and any other executive officers during the period ending June 30, 2018 (the “named executive officers”); as of June 30, 2018, such officers are compensated directly by Elite Performance Holdings Corporation

						Non-Equity	Nonqualified	All
Name and					Warrant /	Incentive	Deferred	Other
Principal				Stock	Option	Plan	Compensation	Compen
Position	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	-sation (1)	Total

Jon McKenzie	2018	$0	0	0	0	0	0	0	$0
Chief Executive Officer and Director

Joey Firestone	2018	$10,000	0	0	0	0	0	0	$10,000
Secretary, Director

We entered into Employment Agreements with Jon McKenzie and Joey Firestone on February 2, 2018, which are attached as Exhibit 99.2 and 99.3.  None of our named executive officers held options or other unvested equity awards as of June 30, 2018.

Compensation of Directors

We currently limit the compensation  of our directors for their service. In the future, we may compensate our directors with cash compensation and for reasonable out-of-pocket expenses in attending board of directors meetings and for operating/promoting our business.

Related Party Transactions

On November 17, 2017, the Company issued an unsecured note payable to Jon McKenzie to fund certain operating expenses of the Elite Beverage International Corp. The, loan is an unsecured note for $80,300, bears interest at 6%, and due on demand and as of December 31, 2017, the balance is $80,300.  There were no other advances or payments against this note for the year ending December 31, 2017.  In addition, for the six months ended June 30, 2018 an additional $55,000 were advanced on this note.  As of June 30, 2018 the balance of this note was $135,300.

As of June 30, 2018, the following founders’ shares were issued and outstanding: 50,000,000 common shares.  25,000,000 shares were issued to Jon McKenzie and 25,000,000 shares were issued to Joey Firestone.  The total paid for the common shares was $9,500 each for a total of $19,000.  In addition, as of June 30, 2018  the following founders’ shares were issued and outstanding: 10,000,000 preferred shares.  5,000,000 shares were issued to Jon McKenzie and 5,000,000 shares were issued to Joey Firestone.  The total paid for the preferred shares was $500 each for a total of $1000.

In Q1 and Q2 2018, the company advanced $25,000 to Gifted Nutrition International, with a maturity date of August 2019. Gifted Nutrition International is a company that is owned and operated by Joey Firestone and Jon McKenzie. This note is not secured and non-interest bearing.

Since our common stock is not presently quoted and in the future is likely to be quoted on the OTC Market Group’s quotation system, we are not now and are not likely to be subject to certain rules regarding the independence of directors applicable to companies traded on a national securities exchange. However, the Board of Directors has determined that our directors are not independent as defined in listing standards of the New York Stock Exchange and Nasdaq, because they serve as executive officers of Elite Performance Holdings Corporation.

We have retained Joseph M. Vazquez III to act as a consultant to the company and guide us in the initial formation and structure of the corporation and public entity. Mr. Vazquez brings both executive level management skills and an expertise in the securities industry having previously held series 6, 7, 24 and 62 security licenses. His skill set, guidance and contacts have proven invaluable to the company. Mr. Vazquez is currently compensated a monthly cash retainer fee and has not been issued any shares of company stock. However, the company may elect to offer stock options to Mr. Vazquez at a later date.

PRINCIPAL AND SELLING STOCKHOLDERS

The following table sets forth the beneficial ownership of our common stock as of September 28, 2018, and immediately after the completion of this offering by (1) each person, or group of affiliated persons, known by us to be the beneficial owner of 5% or more of our outstanding common stock, (2) each of our directors, (3) each of our executive officers listed in the summary compensation table, below, (4) all of our directors and executive officers as a group and (5) each selling stockholder. Other than as noted below, none of the selling stockholders has held any position or office, or had a material relationship, with Elite Performance Holdings Corporation or any of its predecessors or affiliates. The Company’s officers and directors, Jon McKenzie and Joey Firestone, are not selling any shares in this Offering.

Other than as indicated, each of the selling stockholders acquired their shares directly from the Company Elite Performance Holdings Corp.

To our knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The number of securities shown represents the number of securities the person “beneficially owns,” as determined by the rules of the SEC. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement, or (4) the automatic termination of a trust, discretionary account or similar arrangement.

The percentages reflect beneficial ownership immediately prior to and immediately after the completion of this offering, assuming all the shares offered hereby are sold, as determined in accordance with Rule 13d-3 under the Exchange Act and are based on shares of our common stock outstanding as of June 30, 2018.

Other than as identified below, none of the selling stockholders are broker-dealers or affiliates of broker dealers.

	Number and Percent of Class of Common Stock Issued and Outstanding
	Immediately Prior to this Offering				Immediately After this Offering
Beneficial Owner	Shares Owned	Percentage Of Class		Shares Offered	Shares Owned	Percentage Of Class

Jon McKenzie (1)	25,000,000		%	0	25,000,000	%
Joey Firestone*	25,000,000		%	0	25,000,000	%
All Directors and Officers as a Group	50,000,000		%	0	50,000,000	%
2010 EPA, LLC	400,000			400,000	0	0%
Demetrius S. Alecos	50,000			50,000	0	0%
Stephanie Ann Bell	100,000			100,000	0	0%

Peter E. Boon II	100,000			100,000	0	0%
Ryan Clark	100,000			100,000	0	0%
Jeffrey L. Cohen	400,000			400,000	0	0%

Matthew M. Daniels	50,000			50,000	0	0%

Michael T. Davis	600,000			600,000	0	0%

Larry Dobbs	200,000			200,000	0	0%
Karely Feavor	200,000			200,000	0	0%
Kari and Nick Firestone	40,000			40,000	0	0%

Matthew Gracey	400,000	400,000	0	0

Chris P. Jones	200,000	200,000	0	0

Kim Kring	80,000	80,000	0	0
Thomas Murphy	200,000	200,000	0	0

Joseph Peavy	40,000	40,000	0	0
Daniel Rizzo	60,000	60,000	0	0
Theodore and Margaret Seaman	300,000	300,000
Rafael Tellez	180,000	180,000	0	0
Matthew Thompson	70,000	70,000	0	0
Kevin Whetsell	200,000	200,000	0	0

All Selling stockholders as a Group	3,970,000	3,970,000

(1) 7687 Charleston Way, Port St. Lucie FL 34986

&7687 Charleston Way, Port St. Lucie FL 34986

Addresses are only provided for shareholders who beneficially own greater than 5%.

PLAN OF DISTRIBUTION

Plan of Distribution for Elite Performance Holdings Corporation’s

Initial Public Offering of 25,000,000 Shares of Common Stock

This is a self-underwritten (“best-efforts”) offering. This prospectus is part of a registration statement that permits our officers and directors to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell. Presently, we expect that our officers and directors will personally contact existing shareholders, friends, family members and business acquaintances and inform them about the offering. In addition, we may market the offering to institutional investors through our officers and directors. We may also offer our shares of common stock through brokers, dealers or agents, although we have no current plans or arrangements to do so. The company has been contacted by multiple financial institutions, as well as fielded interest from existing shareholders that give the company assurance as to the marketability of its shares to these identified parties.

This offering (for both the Company and the selling stockholders) will terminate on the date which is 180 days from the effective date of this prospectus, although we may close the offering on any date prior if the offering is fully subscribed or upon the vote of our board of directors.

In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set forth in Rule 3a4-1 under the Exchange Act. The officers and directors will not register as broker-dealers pursuant to Section 15 of the Exchange Act, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer. In that regard, we confirm that:

a.  None of our officers or directors are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act;

b.  None of our officers or directors will be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in the common stock;

c.  None of our officers or directors is or will be, at the time of his participation in the offering, an associated person of a broker-dealer; and

d.  Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that each (A) primarily perform substantial duties for or on our behalf, other than in connection with transactions in securities, and (B) is not a broker or dealer, or has been an associated person of a broker or dealer, within the preceding 12 months, and (C) has not participated in selling and offering securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1.

None of our officers or directors, control persons or affiliates intend to purchase any shares in this offering.

Plan of Distribution for the Selling Stockholders’ Distribution of 3,970,000 Shares of Common Stock

The selling stockholders of our common stock and any of their transferees, pledgees, assignees, donees, and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are then traded or in private transactions at $0.05 per share. The selling stockholders may use any one or more of the following methods when selling shares:

·	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
·	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
·	privately negotiated transactions;
·	market sales (both long and short to the extent permitted under the federal securities laws);
·	at the market to or through market makers or into an existing market for the shares;
·	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise);
·	a combination of such methods of sale; or
·	any other method permitted by applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

In the event of the transfer by a selling stockholder of its shares of common stock to any pledgee, donee or other transferee, we will amend this prospectus by filing of prospectus supplement in order to have the pledgee, donee or other transferee listed in place of the selling stockholder.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts relating to its sales of shares, to exceed what is customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above. The selling stockholders and any broker-dealers or agents that participate with the selling stockholder in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act, and the selling stockholders and/or broker-dealers will be subject to the prospectus delivery requirements of the Securities Act.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

From time to time, the selling stockholder may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by the selling stockholder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholder intends to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act that may be required by us in the event the selling stockholder defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the shares of common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M as discussed below. All of the foregoing may affect the marketability of the shares of common stock.

We will bear all expenses of the registration statement of which this prospectus is a part including, but not limited to, legal, accounting and printing fees. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction or both.

The selling stockholders are required to comply with: (i) the prospectus delivery requirements; and (ii) the applicable “blue sky” laws of the various states, in connection with the sale of its shares offered hereby. We will receive no proceeds from the sale of the selling stockholders’ shares pursuant to this prospectus.

The selling stockholders will act independently of Elite Performance Holdings Corporation in making decisions with respect to the timing, manner and size of each sale or sale-related transfer.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, as discussed below, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Regulation M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes the selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling stockholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary of the material terms of our capital stock. This summary is subject to and qualified in its entirety by our Articles of Incorporation and Bylaws, and by the applicable provisions of Nevada law.

Our authorized capital stock consists of 500,000,000 shares, including 465,000,000 shares of common stock, $0.0001 par value per share, of which 53,970,000 shares are issued and outstanding as of the date hereof, and (ii) 35,000,000 shares of preferred stock, including 10,000,000 shares of Series A preferred stock, of which 10,000,000 of Series A preferred stock are issued and outstanding, and held by the Company’s officers and directors, Jon McKenzie, and Joey Firestone as of the date hereof.

Common Stock

The Board of Directors is authorized to issue, without stockholder approval, any authorized but unissued shares of our common stock. Each share of our common stock is entitled to share pro rata in dividends and distributions with respect to our common stock when, as and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has any preemptive right to subscribe for any of our securities. Upon our dissolution, liquidation or winding up, the assets will be divided pro rata on a share-for-share basis among holders of the shares of common stock after any required distribution to the holders of preferred stock, if any. All shares of common stock outstanding are fully paid and non-assessable.

Voting Rights

Holders of common stock are entitled to one vote per share on all matters voted on generally by the stockholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any series of preferred stock, the holders of the shares possess all voting power. The holders of shares of our common stock do not have cumulative voting rights in connection with the election of the Board of Directors, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Liquidation Rights

Subject to any preferential rights of any series of preferred stock, holders of shares of common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up.

Absence of Other Rights

Holders of common stock have no preferential, preemptive, conversion or exchange rights.

Preferred Stock

The Company currently has 35,000,000 shares of preferred stock authorized 10,000,000 of our Series A preferred stock is issued to Jon McKenzie and Joey Firestone. The Board of Directors is authorized, without further stockholder approval, to issue from time to time any of our authorized but unissued shares of preferred stock. The authorized but unissued preferred stock may be issued in one or more series and the Board of Directors may fix the rights, preferences and designations thereof.

The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

The Preferred Shares also rank senior to any other class of shares of the Company with respect to dividend rights and distribution rights upon the liquidation, winding up or dissolution of the Company.

Mountain Share Transfer, LLC currently serves as transfer agent for the Common Stock and Preferred Stock.

EXPERTS

The audited financial statements of Elite Beverage International Corp., our wholly-owned operating subsidiary, as of December 31, 2017 included in this prospectus and in the registration statement have been so included in reliance upon the report of M&K, CPAS, an independent registered public accounting firm, appearing elsewhere herein and in the registration statement, given on the authority of said firm as experts in auditing and accounting.

As of the February 2, 2018, Elite Performance Holding Purchased 100% of Elite International Corp through a share exchange. Elite Performance Holding Corp is providing audited financials as of June 30, 2018

LEGAL MATTERS

Matheau J. W. Stout, Esq., of Baltimore, Maryland, will issue to Elite Performance Holdings Corporation its opinion regarding the legality of the common stock being offered hereby. Matheau J. W. Stout, Esq. has consented to the references in this prospectus to its opinion.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock being offered by this prospectus. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. Some items included in the registration statement are omitted from the prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered in this prospectus, we refer you to the registration statement and the accompanying exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

A copy of the registration statement and the accompanying exhibits and any other document we file may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and copies of all or any part of the registration statement may be obtained from this office upon the payment of the fees prescribed by the SEC. The public may obtain information on the operation of the public reference facilities in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are available to the public from the SEC’s website at www.sec.gov.

Upon effectiveness of the registration statement of which this prospectus is a part, we will be subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we will file periodic information and other information with the SEC. All documents filed with the SEC are available for inspection and copying at the public reference room and website of the SEC referred to above.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

C O N T E N T S

Elite Beverage International Corp.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Shareholders of Elite Beverage International Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Elite Beverage International Corp. (the Company) as of December 31, 2017, and the related statement of income, statement of equity, and cash flows for the period from November 29, 2017 (inception) through December 31, 2017, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for the period from November 29, 2017 (inception) through December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2018. Houston, TX

September 28, 2018

Elite Beverage International Corp.
Balance Sheet
As of December 31, 2017

2017
ASSETS
CURRENT ASSETS
Cash	$36,451
Total Current Assets	36,451

TOTAL ASSETS	$36,451

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued expenses	2,000
Accrued expenses	7,000
Note payable – related party	80,300
Total Current Liabilities	89,300

Total Liabilities	89,300

Commitments and Contingencies	-

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock; $0.0001 par value, 10,000,000 shares authorized, 10,000,000 issued and outstanding as of December 31, 2017	1,000
Common stock; $0.0001 par value, 400,000,000 shares authorized, 100,000,000 issued and outstanding as of December 31, 2017	10,000
Additional paid-in capital	9,000
Accumulated deficit	(72,849)
Total Stockholders' Equity (Deficit)	(52,849)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$36,451

The accompanying notes are an integral part of these financial statements.

Elite Beverage International Corp.
Statement of Operations
For the period from November 29, 2017 (inception) through December 31,

2017

REVENUES	$-

OPERATING EXPENSES
Reserve for bad debt	8,000
Research and development	15,500
Legal and accounting	7,333
Consulting	37,500
General and administrative	4,516

Total Operating Expenses	72,849

OPERATING LOSS	(72,849)

OTHER INCOME (EXPENSE)
Interest expense	-

Total Other Income (Expense)	-

NET LOSS	$(72,849)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.00)

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	100,000,000

 The accompanying notes are an integral part of these financial statements.

Elite Beverage International Corp.
Statement of Stockholders’ Equity (Deficit)
For the period from November 29, 2017 (inception) through December 31, 2017

					Additional	Accumulated	Total
					Paid-in	Deficit	Stockholders’
	Common Stock		Preferred Stock		Capital		Equity
	Shares	Amount	Shares	Amount			(Deficit)
Balance Inception date (November 29, 2017)	-	$-	-	$-	$-	$-	$-

Preferred shares issued for cash	-	-	10,000,000	1,000	-	-	1,000
Common shares issued for cash	100,000,000	10,000	-	-	9,000		19,000
Net loss	-	-	-	-	-	(72,849)	(72,849)

Balance, December 31, 2017	100,000,000	$10,000	10,000,000	$1,000	$9,000	$(72,849)	$(52,849)

 The accompanying notes are an integral part of these financial statements.

Elite Beverage International Corp.
Statement of Cash Flows
For the period from November 29, 2017 (Inception) through December 31, 2017

2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(72,849)
Items to reconcile net loss to net cash used in operating activities:
Bad debt expense	8,000
Changes in operating assets and liabilities
Increase in accounts payable and accrued liabilities	9,000
Net Cash Used in Operating Activities	(55,849)

CASH FLOWS FROM INVESTING ACTIVITIES
Payments on notes receivable	(8,000)
Net Cash Used in Investing Activities	(8,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds (payments) from notes payable related party	80,300
Proceeds from issuance of preferred stock	1,000
Proceeds from issuance of common stock	19,000
Net Cash Provided by Financing Activities	100,300

Increase (Decrease) in Cash	36,451

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$36,451

Supplemental Information:
Interest Paid	$-
Taxes	$-

The accompanying notes are an integral part of these financial statements.

Elite Beverage International Corp.

Notes to the Financial Statements

December 31, 2017

Notes 1- GENERAL

Business Overview

Elite Beverage was formed on November 29, 2017 (inception) as is currently producing a first of its kind functional sports beverage. Beyond Your Limit Training (B.Y.L.T.) sports drink is the first to combine the benefits of hydration, muscle repair, fat oxidation, and recovery all-in-one great tasting beverage. Whether you are looking to achieve optimal performance on the baseball field, basketball court, soccer field, in the gym or any competitive sport, BYLT provides the competitive edge every athlete actively seeks. This unique product is designed with scientifically dosed key ingredients to bridge the gap between the current sports drinks filled with sugars that have serve no function, hydration beverages and dietary supplements, without the crash from sugars and jitters from caffeine which eventually leads to a decrease in performance for athletes. BYLT is not only designed to enhance performance and support the intense physical demand of athletes but be safe and backed by science.

Our Products and Services

Elite Beverages will offer a first to market functional beverage that redefines hydration and performance drinks using a patent pending amino/carbohydrate combination. The SmartCarb™ Technology blend provides a unique benefit of hydration, endurance and sustained energy without caffeine, the crash of sugars, and without artificial flavors or colors making it the ideal sports beverage for health-conscious consumers and serious athletes alike. BYLT will introduce two flavors upon launch while planning to strategically introduce additional 6 flavors to support the launch after three to six months of operation. These flavors will include Raspberry lemonade, Tropical Punch, Lemon Lime, Green Apple, Watermelon, Grape, Orange and Fruit Punch.

Sales and Marketing

With its all-encompassing benefits and better-for-you ingredients, BYLT is positioned to succeed in a highly lucrative market due to being first to market, its superior product offering and an ideal market opportunity. The breakdown of favorable market trends that will help fuel the initial growth and long-term success of the Company include:

✓Healthy living trends and lifestyles are continuing, creating a drive for better-for-you trends, active lifestyles, and a growing demand for industry products from everyday consumers.

✓There are currently no other RTD beverages that combine the benefits of BYLT that athletes seek out. In order to achieve optimal nutrients, an athlete must take 3-4 supplements that are often packed with unhealthy additives such as sugars and caffeine.

✓Sports Drinks accounted for 70% of the entire Fortified/Functional beverage industry and is expected to continue its growth during the next five years to become a $9 B market by 2021.

✓BYLT is also positioned in the Nutrition and Performance Drink Industry which generated a total revenue of $14.2 billion. Mintel estimates sales of the category to continue to grow reaching $18.3 billion by 2021.

✓According to Statista, 36% of individuals in the U.S. purchase a ready to drink sports drink 1 – 2 times a week, while 15% purchase one over 10 times a week.

✓There is high potential for customer loyalty in the industry and brands that deliver on their promised functional and health benefits usually keep loyal core consumers.

The Company retained key executives for nationwide sales and distribution of their first to market sports drink. The executive team is comprised of former seasoned Coca-Cola, PepsiCo and Dr. Pepper executives that have over 120 years of combined experience in the beverage industry. Previous clients include: Coca-Cola, Bolthouse Farms, Cinnabon, Nestle Waters, Honest, Celsius and others. The Company will launch its products in a series of region expansions, as shown in the figure below.

Corporate Information

Elite Beverage International Corp

7687 Charleston Way

Port St. Lucie FL 34986

Note 2 - Organization and Significant Accounting Policies

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. During the period from inception through December 31, 2017, the Company has generated no revenues and has an accumulated deficit of ($72,849). The continuation of the Company as a going concern is dependent upon the continued financial support from its management, its ability to generate profits from the Company’ s future operations, identify future investment opportunities and obtain the necessary debt or equity financing. These factors raise doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Accounting Methods

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a calendar year-end.

Loan Receivable

On November 29, 2017, we advanced $8,000 to a company and subsequently reserved the entire amount as an allowance for un-collectability.

Accounts Receivable

We grant credit to our customers located within the United States of America; and do not require collateral. Our ability to collect receivables is affected by economic fluctuations in the geographic areas and industries served by us.

Basic and Diluted Loss Per Share

The Company presents both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including convertible debt, stock options, and warrants, using the treasury stock method, and convertible securities, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. The Company had net losses as of December 31, 2017 so the diluted EPS excluded all dilutive potential shares in the diluted EPS because their effect is anti-dilutive. As of December 31, 2017 the company had 10,000,000 outstanding share of preferred stock which may be converted into 100,000,000 shares of common stock.

Fair Value of Financial Instruments

The carrying amount of accounts payable and accrued expenses are considered to be representative of their respective fair values because of the short-term nature of these financial instruments.

Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenues and the related costs when persuasive evidence of an arrangement exists, delivery and acceptance has occurred, or service has been rendered, the price is fixed or determinable, and collection of the resulting receivable is reasonably assured. Amounts invoiced or collected in advance of product delivery or providing services are recorded as deferred revenue. The Company accrues for warranty costs, sales returns, bad debts, and other allowances based on its historical experience. The Company has recognized minimal revenue since inception.

Income Taxes

The Company accounts for income taxes under SFAS No. 109 (now contained in FASB Codification Topic 740-10-25, Accounting for Uncertainty in Income Taxes), which requires the asset and liability approach to accounting for income taxes.  Under this method, deferred tax assets and liabilities are measured based on differences between financial reporting and tax bases of assets and liabilities measured using enacted tax rates and laws that are expected to be in effect when differences are expected to reverse. As of December 31, 2017, we had a net operating loss carry-forward of approximately $(72,849) and a deferred tax asset of $25,497 using the statutory rate of 35%. The deferred tax asset may be recognized in future periods, not to exceed 20 years.  However, due to the uncertainty of future events we have booked valuation allowance of $(25,497).  FASB ASC 740 prescribes recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FASB ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  At December 31, 2017 the Company had not taken any tax positions that would require disclosure under FASB ASC 740.

Net deferred tax assets consist of the following components as of December 31, 2017:

2017
Deferred tax assets:
Deferred tax assets:	$25,497
Valuation allowance	(25,497)
Net deferred tax asset	$-

Stock-Based Compensation

The Company records stock-based compensation using the fair value method. Equity instruments issued to employees and the cost of the services received as consideration are accounted for in accordance with ASC 718 “Stock Compensation” and are measured and recognized based on the fair value of the equity instruments issued. All transactions with non-employees in which goods or services are the consideration received for the issuance of equity instruments are accounted for in accordance with ASC 515 “Equity-Based Payments to Non-Employees”, based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

Long Lived Assets

Periodically the Company assesses potential impairment of its long-lived assets, which include property, equipment and acquired intangible assets, in accordance with the provisions of ASC Topic 360, “Property, Plant and Equipment.” The Company recognizes impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying values. An impairment loss would be recognized in the amount by which the recorded value of the asset exceeds the fair value of the asset, measured by the quoted market price of an asset or an estimate based on the best information available in the circumstances. There were no such losses recognized during 2017.

Property, Equipment and Intangible Assets

Property and equipment are carried at cost, less accumulated depreciation. Additions are capitalized and maintenance and repairs are charged to expense as incurred. Intangible assets consist of acquired web site domains and web site content and are carried at cost, less accumulated amortization.

Depreciation and amortization is provided principally on the straight-line basis method over the estimated useful lives of the assets.

Recently Issued Accounting Standards

The Company is reviewing the effects of following recent updates.  The Company has no expectation that any of these items will have a material effect upon the financial statements.

•Update 2017-08—Receivables—Nonrefundable Fees and Other Costs (Subtopic 310-20): Premium Amortization on Purchased Callable Debt Securities

•Update 2017-05—Other Income—Gains and Losses from the Derecognition of Nonfinancial Assets (Subtopic 610-20): Clarifying the Scope of Asset Derecognition Guidance and Accounting for Partial Sales of Nonfinancial Assets

•Update 2017-04—Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment

•Update 2017-03—Accounting Changes and Error Corrections (Topic 250) and Investments—Equity Method and Joint Ventures (Topic 323): Amendments to SEC Paragraphs Pursuant to Staff Announcements at the September 22, 2016 and November 17, 2016 EITF Meetings  (SEC Update)

•Update 2017-01—Business Combinations (Topic 805): Clarifying the Definition of a Business

•Update 2016-20—Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers

•Update 2016-18—Statement of Cash Flows (Topic 230): Restricted Cash (a consensus of the FASB Emerging Issues Task Force)

•Update 2016-17—Consolidation (Topic 810): Interests Held through Related Parties That Are under Common Control

•Update 2016-16—Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory

•Update 2016-15—Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force)

•Update 2016-13—Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments

•Update 2016-12—Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients

•Update 2016-10—Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing

•Update 2016-09—Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting

•Update 2016-08—Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net)

•Update 2016-07 —Investments—Equity Method and Joint Ventures (Topic 323): Simplifying the Transition to the Equity Method of Accounting

•Update 2016-03—Intangibles—Goodwill and Other (Topic 350), Business Combinations (Topic 805), Consolidation (Topic 810), Derivatives and Hedging (Topic 815): Effective Date and Transition Guidance (a consensus of the Private Company Council)

NOTE 3 - RELATED PARTY TRANSACTIONS

Notes and Convertible Notes Payable

On November 15, 2017, the Company issued an unsecured note payable to Jon McKenzie at a 6% interest rate, due upon demand. As of December 31, 2017 the outstanding balance was $80,300.  Joey Firestone was paid $5,000 in compensation during 2017.

NOTE 4 - COMMON STOCK AND COMMON STOCK WARRANTS

Common Stock

The Company has authorized a total of 400,000,000 shares of Common Stock. For the year ended December 31, 2017, the Company issued100,000,000 shares of Common Stock for $19,000 to its management.

Common Stock Warrants

None.

NOTE 5 PREFERRED STOCK

The Company has authorized a total of 10,000,000 shares of Preferred Stock, $.0001 par value, which may be issued from time to time and bearing such rights, privileges and preferences as shall be designated by the Board of Directors.  As of December 31, 2017, the Company had issued 10,000,000 Shares of Preferred Stock, designated as series A “Cumulative Preference ‘A’” , for $1,000.

NOTE 6 - GOING CONCERN

The Company's financial statements are prepared using Generally Accepted Accounting Principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has recently accumulated significant losses and has negative working capital. All of these items raise substantial doubt about its ability to continue as a going concern. Management's plans with respect to alleviating the adverse financial conditions that caused management to express substantial doubt about the Company's ability to continue as a going concern are as follows:

The Company is currently trying to raise new debt or equity to set up and market its line sports beverage products. If the Company is not successful in the development and implementation of a concept which produces positive cash flows from operations, the Company may be forced to continue to raise additional equity or debt financing to fund its ongoing obligations or risk ceasing doing business.

There can be no assurance that the Company will be able to achieve its business plans, raise any more required capital or secure the financing necessary to achieve its current operating plan. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

None.

NOTE 8 – LOAN RECEIVABLE

On November 29, 2017, we advanced $8,000 to a company and subsequently reserved the entire amount as an allowance for un-collectability.

NOTE 9 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events that occurred after the date December 31, 2017 and through the date of issuance of these financial statements. No significant events occurred, other than disclosed below, that would have a material impact on the Financial Statements.

On February 2, 2018 the company was acquired by Elite Performance Holding Corp. through Contribution and Assignment Agreement. Details of the transaction can be found under attached Exhibit 10.11.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

C O N T E N T S

Elite Performance Holding Corp.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Shareholders of Elite Performance Holdings Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Elite Performance Holdings Corp. (the Company) as of June 30, 2018, and the related consolidated statement of income, statement of equity, and cash flows for the period from January 30, 2018 (inception) through June 30, 2018, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2018, and the results of its operations and its cash flows for the period from January 30, 2018 (inception) through June 30, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the consolidated financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 6. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2018. Houston, TX

September 28, 2018

Elite Performance Holding Corp.
Consolidated Balance Sheet

June 30,
2018
ASSETS
CURRENT ASSETS
Cash	$ 3,808
Loans receivable (net) Related party	25,000
Total Current Assets	28,808

TOTAL ASSETS	$ 28,808

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued expenses	$ 71,636
Accounts payable related party	4,500
Accrued expenses	4,497
Note payable – related party	135,300
Total Current Liabilities	215,933

Total Liabilities	215,933

Commitments and Contingencies	-

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock; $0.0001 par value, 35,000,000 shares authorized, 10,000,000 issued and outstanding as of June 30, 2018	1,000
Common stock; $0.0001 par value, 465,000,000 shares authorized, 52,150,000 issued and outstanding as of June 30, 2018	5,215
Additional paid-in capital	3,878
Accumulated deficit	(197,218)
Total Stockholders' Equity (Deficit)	(187,125)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$ 28,808

The accompanying notes are an integral part of these financial statements.

Elite Performance Holding Corp.
Consolidated Statement of Operations
For the period January 30, 2018 (Inception) through June 30, 2018

June 30, 2018

REVENUES	$ -

OPERATING EXPENSES

Research and development	76,635
Legal and accounting	9,050
Consulting	93,400
General and administrative	14,690

Total Operating Expenses	193,775

OPERATING LOSS	(193,775)

OTHER INCOME (EXPENSE)
Interest expense	(3,443)

Total Other Income (Expense)	(3,443)

NET LOSS	$ (197,218)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$ (0.00)

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	51,013,377

The accompanying notes are an integral part of these financial statements.

Elite Performance Holdings Corp.
Statement of Stockholders Equity
June 30, 2018

	Par	0.0001
	Common Stock		Preferred Shares			Accumulated
	Shares	Amount	Shares	Amount	APIC	Deficit	Total

Balance, January 30, 2018 (Inception)	-	-	-	-	(97,407)	-	(97,407)

Issuance of Founders Shares	50,000,000	5,000	10,000,000	1,000	(6,000)	-	-

Subscription shares to be issued	2,150,000	215	-	-	107,285	-	107,500

Net Loss	-	-	-	-	-	(197,218)	(197,218)
Balance, June 30, 2018	52,150,000	5,215	10,000,000	1,000	3,878	(197,218)	(187,125)

The accompanying notes are an integral part of these financial statements.

Elite Performance Holding Corp.
Consolidated Statement of Cash Flows
For the period January 30, 2018 (Inception) through June 30, 2018

2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(197,218)
Items to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities
Increase in accounts payable and accrued liabilities	79,079
Net Cash Used in Operating Activities	(118,139)

CASH FLOWS FROM INVESTING ACTIVITIES
Effect of Acquisition	14,447
Payments on notes receivable-related parties	(25,000)
Net Cash used in Investing Activities	(10,553)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds (payments) from notes payable related party	25,000
Proceeds from sales of stock	107,500
Net Cash Provided by Financing Activities	132,500

Increase (Decrease) in Cash	3,808

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$3,808

Supplemental Information:
Interest Paid	$-
Taxes	$-

Supplemental Non-Cash Disclosure
Issuance of founders shares	$ 6,000

The accompanying notes are an integral part of these financial statements.

Elite Performance Holding Corp.

                   Consolidated Notes to the Financial Statements

For the period from inception to June 30, 2018

NOTE 1- GENERAL

Business Overview

Elite Performance Holding Corporation ("EPH") was formed on January 30, 2018 (inception) and is a holding company with anticipated holdings in companies centered on innovative and proprietary nutritional and dietary fitness enhancement products, that are in the sports performance, weight loss, nutritional, functional beverage and energy markets. The team is composed of highly experienced business, marketing and sales executives in the beverage and nutritional space, who are passionate about health and nutrition.

The mission of Elite Performance Holdings is to aggressively seek and acquire companies with niche products that are first to market and can be exploited in the 35 billion dollar nutritional and sport beverage industries. The goal of EPH is to effectuate its unique business model through strategic branding and marketing, to aggressively scale companies to size, and operate them efficiently to maximize growth, revenue production and eventual net income. On February 2, 2018, a contribution and assignment agreement was executed by Joseph Firestone and Jon McKenzie (collectively, the “Assignors”), and Elite Performance Holding Corp., a Nevada corporation (the “Assignee”). Whereas Firestone and McKenzie were the owners of 50,000,000 shares of common stock, $0.0001 par value, for a total of 100,000,000 shares of common stock (collectively, the “Shares”) of Elite Beverage International Corp., a Nevada corporation (the “Company”), which shares represented all authorized, issued and outstanding shares of the Company.

Elite Beverage International is a 100% wholly owned subsidiary of Elite Performance Holding Corp. Elite Beverage is currently producing a first of its kind functional sports beverage. Beyond Your Limit Training (B.Y.L.T.) sports drink is the first to combine the benefits of hydration, muscle repair, fat oxidation, and recovery all-in-one great tasting beverage. Whether you are looking to achieve optimal performance on the baseball field, basketball court, soccer field, in the gym or any competitive sport, BYLT provides the competitive edge every athlete actively seeks.  This unique product is designed with scientifically dosed key ingredients to bridge the gap between the current sports drinks filled with sugars that have serve no function, hydration beverages and dietary supplements, without the crash from sugars and jitters from caffeine which eventually leads to a decrease in performance for athletes. BYLT is not only designed to enhance performance and support the intense physical demand of athletes but be safe and backed by science.

Our Products and Services

Elite Beverages will offer a first to market functional beverage that redefines hydration and performance drinks using a patent pending amino/carbohydrate combination. The SmartCarb™ technology blend provides a unique benefit of hydration, endurance and sustained energy without caffeine, the crash of sugars, and without artificial flavors or colors making it the ideal sports beverage for health-conscious consumers and serious athletes alike. BYLT will introduce two flavors upon launch while planning to strategically introduce additional 6 flavors to support the launch after three to six months of operation. These flavors will include Raspberry lemonade, Tropical Punch, Lemon Lime, Green Apple, Watermelon, Grape, Orange and Fruit Punch.

Sales and Marketing

With its all-encompassing benefits and better-for-you ingredients, BYLT is positioned to succeed in a highly lucrative market due to being first to market, its superior product offering and an ideal market opportunity. The breakdown of favorable market trends that will help fuel the initial growth and long-term success of the Company include:

✓Healthy living trends and lifestyles are continuing, creating a drive for better-for-you trends, active lifestyles, and a growing demand for industry products from everyday consumers.

✓There are currently no other RTD beverages that combine the benefits of BYLT that athletes seek out. In order to achieve optimal nutrients, an athlete must take 3-4 supplements that are often packed with unhealthy additives such as sugars and caffeine.

✓Sports Drinks accounted for 70% of the entire Fortified/Functional beverage industry and is expected to continue its growth during the next five years to become a $9 B market by 2021.

✓BYLT is also positioned in the Nutrition and Performance Drink Industry which generated a total revenue of $14.2 billion. Mintel estimates sales of the category to continue to grow reaching $18.3 billion by 2021.

✓According to Statista, 36% of individuals in the U.S. purchase a ready to drink sports drink 1 – 2 times a week, while 15% purchase one over 10 times a week.

✓There is high potential for customer loyalty in the industry and brands that deliver on their promised functional and health benefits usually keep loyal core consumers.

The Company retained key executives for nationwide sales and distribution of their first to market sports drink. The executive team is comprised of former seasoned Coca-Cola, PepsiCo and Dr. Pepper executives that have over 120 years of combined experience in the beverage industry. Previous clients include: Coca-Cola, Bolthouse Farms, Cinnabon, Nestle Waters, Honest, Celsius and others. The Company will launch its products in a series of region expansions, as shown in the figure below.

Corporate Information

Elite Performance Holding Corp

7687 Charleston Way

Port St. Lucie FL 34986

NOTE 2 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. During the period from inception through June 30, 2018, the Company has generated no revenues and has an accumulated deficit of ($197,218). The continuation of the Company as a going concern is dependent upon the continued financial support from its management, its ability to generate profits from the Company’ s future operations, identify future investment opportunities and obtain the necessary debt or equity financing. These factors raise doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Accounting Methods

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a calendar year-end.

Accounts Receivable

We grant credit to our customers located within the United States of America; and do not require collateral. Our ability to collect receivables is affected by economic fluctuations in the geographic areas and industries served by us.

Advances Related Party

We have made certain advances to related parties; and did not require collateral. Our ability to collect these advances is affected by economic fluctuations. These advances are due August 1, 2019 and are non-interest bearing.

Basic and Diluted Loss Per Share

The Company presents both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including convertible debt, stock options, and warrants, using the treasury stock method, and convertible securities, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. The Company had net losses as of June 30, 2018 so the diluted EPS excluded all dilutive potential shares in the diluted EPS because their effect is anti-dilutive. As of June 30, 2018, the company had 10,000,000 outstanding share of preferred stock which may be converted into 50,000,000 shares of common stock.

Fair Value of Financial Instruments

The carrying amount of accounts payable and accrued expenses are considered to be representative of their respective fair values because of the short-term nature of these financial instruments.

Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition – Needs to be updated to ASC606, see example below

Effective January 1, 2018, the Company adopted ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the commercial sales of products, licensing agreements and contracts to perform pilot studies by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. For the comparative periods, revenue has not been adjusted and continues to be reported under ASC 605 — Revenue Recognition. Under ASC 605, revenue is recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the performance of service has been rendered to a customer or delivery has occurred; (3) the amount of fee to be paid by a customer is fixed and determinable; and (4) the collectability of the fee is reasonably assured. The Company recognizes revenues and the related costs when persuasive evidence of an arrangement exists, delivery and acceptance has occurred, or service has been rendered, the price is fixed or determinable, and collection of the resulting receivable is reasonably assured. Amounts invoiced or collected in advance of product delivery or providing services are recorded as deferred revenue. The Company accrues for warranty costs, sales returns, bad debts, and other allowances based on its historical experience. The Company has recognized no revenue since inception.

Income Taxes

Federal Income taxes are not currently due since we have had losses since inception.

On December 22, 2017 H.R. 1, originally known as the Tax Cuts and Jobs Act, (the “Tax Act”) was enacted.  Among the significant changes to the U.S. Internal Revenue Code, the Tax Act lowers the U.S. federal corporate income tax rate (“Federal Tax Rate”) from 35% to 21% effective January 1, 2018.  The Company will compute its income tax expense for the period January 30, 2018 (inception) through June 30, 2018 using a Federal Tax Rate of 21%.

Income taxes are provided based upon the liability method of accounting pursuant to ASC 740-10-25 Income Taxes – Recognition.  Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end.  A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard required by ASC 740-10-25-5.

Deferred income tax amounts reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes.

As of June 30, 2018, we had a net operating loss carry-forward of approximately $(197,218) and a deferred tax asset of $41,416 using the statutory rate of 21%. The deferred tax asset may be recognized in future periods, not to exceed 20 years.  However, due to the uncertainty of future events we have booked valuation allowance of $(41,416).  FASB ASC 740 prescribes recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FASB ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  At June 30, 2018 the Company had not taken any tax positions that would require disclosure under FASB ASC 740.

Net deferred tax assets consist of the following components as of June 30, 2018:

June 30, 2018
Deferred tax assets:
Deferred tax assets:	$41,416
Valuation allowance	(41,416)
Net deferred tax asset	$-

Stock-Based Compensation

The Company records stock-based compensation using the fair value method. Equity instruments issued to employees and the cost of the services received as consideration are accounted for in accordance with ASC 718 “Stock Compensation” and are measured and recognized based on the fair value of the equity instruments issued. All transactions with non-employees in which goods or services are the consideration received for the issuance of equity instruments are accounted for in accordance with ASC 515 “Equity-Based Payments to Non-Employees”, based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

Long Lived Assets

Periodically the Company assesses potential impairment of its long-lived assets, which include property, equipment and acquired intangible assets, in accordance with the provisions of ASC Topic 360, “Property, Plant and Equipment.” The Company recognizes impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying values. An impairment loss would be recognized in the amount by which the recorded value of the asset exceeds the fair value of the asset, measured by the quoted market price of an asset or an estimate based on the best information available in the circumstances. There were no such losses recognized during 2018.

Property, Equipment and Intangible Assets

Property and equipment are carried at cost, less accumulated depreciation. Additions are capitalized and maintenance and repairs are charged to expense as incurred. Intangible assets consist of acquired web site domains and web site content and are carried at cost, less accumulated amortization.

Depreciation and amortization is provided principally on the straight-line basis method over the estimated useful lives of the assets.

Recently Issued Accounting Standards

The Company is reviewing the effects of following recent updates.  The Company has no expectation that any of these items will have a material effect upon the financial statements.

•Update 2017-08—Receivables—Nonrefundable Fees and Other Costs (Subtopic 310-20): Premium Amortization on Purchased Callable Debt Securities

•Update 2017-05—Other Income—Gains and Losses from the Derecognition of Nonfinancial Assets (Subtopic 610-20): Clarifying the Scope of Asset Derecognition Guidance and Accounting for Partial Sales of Nonfinancial Assets

•Update 2017-04—Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment

•Update 2017-03—Accounting Changes and Error Corrections (Topic 250) and Investments—Equity Method and Joint Ventures (Topic 323): Amendments to SEC Paragraphs Pursuant to Staff Announcements at the September 22, 2016 and November 17, 2016 EITF Meetings  (SEC Update)

•Update 2017-01—Business Combinations (Topic 805): Clarifying the Definition of a Business

•Update 2016-20—Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers

•Update 2016-18—Statement of Cash Flows (Topic 230): Restricted Cash (a consensus of the FASB Emerging Issues Task Force)

•Update 2016-17—Consolidation (Topic 810): Interests Held through Related Parties That Are under Common Control

•Update 2016-16—Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory

•Update 2016-15—Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force)

•Update 2016-13—Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments

•Update 2016-12—Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients

•Update 2016-10—Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing

•Update 2016-09—Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting

•Update 2016-08—Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net)

•Update 2016-07 —Investments—Equity Method and Joint Ventures (Topic 323): Simplifying the Transition to the Equity Method of Accounting

•Update 2016-03—Intangibles—Goodwill and Other (Topic 350), Business Combinations (Topic 805), Consolidation (Topic 810), Derivatives and Hedging (Topic 815): Effective Date and Transition Guidance (a consensus of the Private Company Council)

NOTE 3 - RELATED PARTY TRANSACTIONS

Loan Receivable-Related Party

In Q1 and Q2 2018, the company advanced $25,000 to Gifted Nutrition International, with a maturity date of August 2019. Gifted Nutrition International is a company that is owned and operated by Joey Firestone and Jon McKenzie.

Joey Firestone was paid $10,000 in compensation during 2018.

Notes and Convertible Notes Payable

On November 15, 2017, the Elite Beverage International Corp issued an unsecured note payable to Jon McKenzie at a 6% interest rate, due upon demand. An addendum to the note was added in Q1 2018 for an additional $55,000 in funding. As of December 31, 2017 and June 30, 2018 the outstanding balance was $80,300 and $135,300, respectively. As of June 30, 2018 the accrued interest was $4,497.

NOTE 4 - COMMON STOCK AND COMMON STOCK WARRANTS

Common Stock

The Company has authorized a total of 400,000,000 Shares of Common Stock par value $0.0001 as of the December 31, 2017 audit for Elite Beverage International. However, Elite Performance Holding Corp. is now the successor company and as of June 30, 2018 now reflects 465,000,000 (Five Hundred Million) shares authorized par value $0.0001. For the year ended December 31, 2017, the Elite Beverage International Corp issued 100,000,000 shares of Common Stock for $19,000 to its management.

On February 2, 2018 Elite Performance Holding Corp., owned and controlled by Firestone and McKenzie, acquired Elite Beverage International through a 1:2 common share exchange as follows:

a). 50,000,000 common shares of Elite Performance Holdings Corp. in exchange for 100,000,000 common shares of Elite Beverage International Inc.

As of June 30, 2018, the company has raised $107,500 (2,150,000 shares) through a private placement which the company is in the process of registering a S1 registration statement.

Common Stock Warrants

None.

NOTE 5 - PREFERRED STOCK

The Company has authorized a total of 35,000,000 Shares of Preferred Stock, $.0001 par value, which may be issued from time to time and bearing such rights, privileges and preferences as shall be designated by the Board of Directors.  As of December 31, 2017, Elite Beverage International Corp had issued 10,000,000 Shares of Preferred Stock, designated as series A “Cumulative Preference ‘A’” , for $1,000.

a.) 10,000,000 Series A preferred which carries super voting rights. Each preferred share carries 20 votes.

On February 2, 2018 Elite Performance Holding Corp., owned and controlled by Firestone and McKenzie, acquired Elite Beverage International through a 1:1 preferred share exchange as follows:

a). 10,000,000 Series A preferred shares of Elite Performance Holdings Corp. in exchange for 10,000,000 Series A preferred shares of Elite Beverage International Inc.

NOTE 6 - GOING CONCERN

The Company's financial statements are prepared using Generally Accepted Accounting Principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has recently accumulated significant losses and has negative working capital. All of these items raise substantial doubt about its ability to continue as a going concern. Management's plans with respect to alleviating the adverse financial conditions that caused management to express substantial doubt about the Company's ability to continue as a going concern are as follows:

The Company is currently trying to raise new debt or equity to set up and market its line sports beverage products. If the Company is not successful in the development and implementation of a concept which produces positive cash flows from operations, the Company may be forced to continue to raise additional equity or debt financing to fund its ongoing obligations or risk ceasing doing business.

There can be no assurance that the Company will be able to achieve its business plans, raise any more required capital or secure the financing necessary to achieve its current operating plan. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

None.

NOTE 8 – ACQUISITIONS

Stock Exchange Agreement – Elite Beverage Holdings Corp.

On February 2, 2018, the Company closed on an Stock Exchange Agreement (“SEA”) with Elite Beverage International Corp. Pursuant to the SEA, we purchased all of Joey Firestone and Jon McKenzie’s 100,000,000 common shares and 10,000,000 preferred shares in Elite Beverage International Corp., which gave the Company ownership of all of its assets and liabilities in exchange for 50,000,000 common shares and 10,000,000 preferred shares of the Company.

Elite Beverage was formed on November 29, 2017 (inception) and is currently producing a first of its kind functional sports beverage. Beyond Your Limit Training (B.Y.L.T.) sports drink is the first to combine the benefits of hydration, muscle repair, fat oxidation, and recovery all-in-one great tasting beverage. Whether you are looking to achieve optimal performance on the baseball field, basketball court, soccer field, in the gym or any competitive sport, BYLT provides the competitive edge every athlete actively seeks. This unique product is designed with scientifically dosed key ingredients to bridge the gap between the current sports drinks filled with sugars that have serve no function, hydration beverages and dietary supplements, without the crash from sugars and jitters from caffeine which eventually leads to a decrease in performance for athletes. BYLT is not only designed to enhance performance and support the intense physical demand of athletes but be safe and backed by science.

This acquisition was accounted for as an acquisition by entities under common control due to the fact that both Elite Performance Holdings Corp. and Elite Beverage International Corp. were and continue to be commonly held by Joey Firestone and Jon McKenzie. The ownership structure of the Company did not change as a result nor did any of its officers change positions.

As the assets acquired were from an entity under common control, the assets from Elite Beverage International Corp. have been combined at historical cost for all periods presented, with no step-up in basis. See below for the recognition entry for the stock issued for the acquisition:

Additional paid-in-capital	$6,000
Common stock, based on par value of $0.0001	$(5,000)
Preferred stock, based on par value of $0.0001	$(1,000)

Also pursuant to ASC Section 805-50-45, financial statements and financial information presented for the period ended have been retrospectively adjusted to furnish comparative information. Therefore, the accompanying combined financial statements as of and for the period from January 30, 2018 (inception) to June 30, 2018 present the combined financial position and results of operations of the Company and Elite Beverage International Corp. despite the acquisition occurring on February 2, 2018.

Intercompany transactions occurred on or after January 30, 2018 have been eliminated. Likewise, for the period from January 30, 2018 through February 2, 2018, effects of any intra-entity transactions (between the Company and Elite Beverage International Corp.) have been eliminated, resulting in operations for the period prior to Acquisition date essentially being on the same basis as operations post Acquisition date.

NOTE 9 - SUBSEQUENT EVENTS

In accordance with ASC 855, the Company has analyzed its operations subsequent to June 30, 2018 through the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

C O N T E N T S

Elite Beverage International Corp.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Shareholders of Elite Beverage International Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Elite Beverage International Corp. (the Company) as of February 2, 2018 and December 31, 2017, and the related statement of income, statement of equity, and cash flows for the period from January 1, 2018 through February 2, 2018, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of February 2, 2018, and the results of its operations and its cash flows for the period from January 1, 2018 through February 2, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2018. Houston, TX

November 29, 2018

Elite Beverage International Corp.
Balance Sheet
As of February 2, 2018 and December 31, 2017
	February 2,	December 31,
	2018	2017
ASSETS
CURRENT ASSETS
Cash	$14,448	$36,451
Total Current Assets	14,448	36,451

TOTAL ASSETS	$14,448	$36,451

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued expenses	500	2,000
Accrued expenses	1,054	7,000
Note payable – related party	110,300	80,300
Total Current Liabilities	111,854	89,300

Total Liabilities	111,854	89,300

Commitments and Contingencies	-	-

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock; $0.0001 par value, 10,000,000 shares authorized, 10,000,000 issued and outstanding as of February 2, 2018 and December 31, 2017, respectively	1,000	1,000
Common stock; $0.0001 par value, 400,000,000 shares authorized, 100,000,000 issued and outstanding as of February 2, 2018 and December 31, 2017, respectively	10,000	10,000
Additional paid-in capital	9,000	9,000
Accumulated deficit	(117,406)	(72,849)
Total Stockholders' Equity (Deficit)	(97,406)	(52,849)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$14,448	$36,451

The accompanying notes are an integral part of these financial statements.

Elite Beverage International Corp.
Statement of Operations
For the period from January 1, 2018 through February 2, 2018

2018

REVENUES	$-

OPERATING EXPENSES
Legal and accounting	1,500
Consulting	38,000
General and administrative	4,003

Total Operating Expenses	43,503

OPERATING LOSS	(43,503)

OTHER INCOME (EXPENSE)
Interest expense	1,054

Total Other Income (Expense)	1,054

NET LOSS	$(44,557)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.00)

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	100,000,000

 The accompanying notes are an integral part of these financial statements.

Elite Beverage International Corp.
Statement of Stockholders’ Equity (Deficit)
For the period from November 29, 2017 (inception) through February 2, 2018

					Additional	Accumulated	Total
					Paid-in	Deficit	Stockholders’
	Common Stock		Preferred Stock		Capital		Equity
	Shares	Amount	Shares	Amount			(Deficit)
Balance Inception date (November 29, 2017	-	$-	-	$-	$-	$-	$-

Preferred shares issued for cash	-	-	10,000,000	1,000	-	-	1,000
Common shares issued for cash	100,000,000	10,000			9,000	-	19,000
Net loss	-	-	-	-	-	(72,849)	(72,849)

Balance, December 31, 2017	100,000,000	$10,000	10,000,000	$1,000	$9,000	$(72,849)	$(52,849)

Net loss	-	-	-	-	-	(44,557)	(44,557)

Balance, February 2, 2018	100,000,000	$10,000	10,000,000	$1,000	$9,000	$(117,406)	$(97,406)

 The accompanying notes are an integral part of these financial statements.

Elite Beverage International Corp.
Statement of Cash Flows
For the period from January 1, 2018 through February 2, 2018

2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(44,557)
Items to reconcile net loss to net cash used in operating activities:

Changes in operating assets and liabilities
decrease in accounts payable and accrued liabilities	(7,446)
Net Cash Used in Operating Activities	(52,003)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable related party	30,000
Net Cash Provided by Financing Activities	30,000

Decrease in Cash	(22,003)

CASH AT BEGINNING OF PERIOD	36,451

CASH AT END OF PERIOD	$14,448

Supplemental Information:
Interest Paid	$-
Taxes	$-

The accompanying notes are an integral part of these financial statements.

Elite Beverage International Corp.

Notes to the Financial Statements

February 2, 2018

Notes 1- GENERAL

Business Overview

Elite Beverage was formed on November 29, 2017 (inception) as is currently producing a first of its kind functional sports beverage. Beyond Your Limit Training (B.Y.L.T.) sports drink is the first to combine the benefits of hydration, muscle repair, fat oxidation, and recovery all-in-one great tasting beverage. Whether you are looking to achieve optimal performance on the baseball field, basketball court, soccer field, in the gym or any competitive sport, BYLT provides the competitive edge every athlete actively seeks. This unique product is designed with scientifically dosed key ingredients to bridge the gap between the current sports drinks filled with sugars that have serve no function, hydration beverages and dietary supplements, without the crash from sugars and jitters from caffeine which eventually leads to a decrease in performance for athletes. BYLT is not only designed to enhance performance and support the intense physical demand of athletes but be safe and backed by science.

Our Products and Services

Elite Beverages will offer a first to market functional beverage that redefines hydration and performance drinks using a patent pending amino/carbohydrate combination. The Smart Carb Technology™ blend provides a unique benefit of hydration, endurance and sustained energy without caffeine, the crash of sugars, and without artificial flavors or colors making it the ideal sports beverage for health-conscious consumers and serious athletes alike. BYLT will introduce two flavors upon launch while planning to strategically introduce additional 6 flavors to support the launch after three to six months of operation. These flavors will include Raspberry lemonade, Tropical Punch, Lemon Lime, Green Apple, Watermelon, Grape, Orange and Fruit Punch.

Sales and Marketing

With its all-encompassing benefits and better-for-you ingredients, BYLT is positioned to succeed in a highly lucrative market due to being first to market, its superior product offering and an ideal market opportunity. The breakdown of favorable market trends that will help fuel the initial growth and long-term success of the Company include:

✓Healthy living trends and lifestyles are continuing, creating a drive for better-for-you trends, active lifestyles, and a growing demand for industry products from everyday consumers.

✓There are currently no other RTD beverages that combine the benefits of BYLT that athletes seek out. In order to achieve optimal nutrients, an athlete must take 3-4 supplements that are often packed with unhealthy additives such as sugars and caffeine.

✓Sports Drinks accounted for 70% of the entire Fortified/Functional beverage industry and is expected to continue its growth during the next five years to become a $9 B market by 2021.

✓BYLT is also positioned in the Nutrition and Performance Drink Industry which generated a total revenue of $14.2 billion. Mintel estimates sales of the category to continue to grow reaching $18.3 billion by 2021.

✓According to Statista, 36% of individuals in the U.S. purchase a ready to drink sports drink 1 – 2 times a week, while 15% purchase one over 10 times a week.

✓There is high potential for customer loyalty in the industry and brands that deliver on their promised functional and health benefits usually keep loyal core consumers.

The Company retained key executives for nationwide sales and distribution of their first to market sports drink. The executive team is comprised of former seasoned Coca-Cola, PepsiCo and Dr. Pepper executives that have over 120 years of combined experience in the beverage industry. Previous clients include: Coca-Cola, Bolthouse Farms, Cinnabon, Nestle Waters, Honest, Celsius and others. The Company will launch its products in a series of region expansions, as shown in the figure below.

Figure 2: Map of BYLT Roll Out Strategy

Corporate Information

Elite Beverage International Corp

7687 Charleston Way

Port St. Lucie FL 34986

Note 2 - Organization and Significant Accounting Policies

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. During the period from inception through February 2, 2018, the Company has generated no revenues and has an accumulated deficit of ($117,406). The continuation of the Company as a going concern is dependent upon the continued financial support from its management, its ability to generate profits from the Company’ s future operations, identify future investment opportunities and obtain the necessary debt or equity financing. These factors raise doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Accounting Methods

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a calendar year-end.

Loan Receivable

On November 29, 2017, we advanced $8,000 to a company and subsequently reserved the entire amount as an allowance for un-collectability.

Accounts Receivable

We grant credit to our customers located within the United States of America; and do not require collateral. Our ability to collect receivables is affected by economic fluctuations in the geographic areas and industries served by us.

Basic and Diluted Loss Per Share

The Company presents both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including convertible debt, stock options, and warrants, using the treasury stock method, and convertible securities, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. The Company had net losses as of February 2, 2018 and December 31, 2017 so the diluted EPS excluded all dilutive potential shares in the diluted EPS because their effect is anti-dilutive. As of February 2, 2018 and December 31, 2017 the company had 10,000,000 outstanding share of preferred stock which may be converted into 50,000,000 shares of common stock.

Fair Value of Financial Instruments

The carrying amount of accounts payable and accrued expenses are considered to be representative of their respective fair values because of the short-term nature of these financial instruments.

Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Effective January 1, 2018, the Company adopted ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the commercial sales of products, licensing agreements and contracts to perform pilot studies by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. For the comparative periods, revenue has not been adjusted and continues to be reported under ASC 605 — Revenue Recognition. Under ASC 605, revenue is recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the performance of service has been rendered to a customer or delivery has occurred; (3) the amount of fee to be paid by a customer is fixed and determinable; and (4) the collectability of the fee is reasonably assured. The Company recognizes revenues and the related costs when persuasive evidence of an arrangement exists, delivery and acceptance has occurred, or service has been rendered, the price is fixed or determinable, and collection of the resulting receivable is reasonably assured. Amounts invoiced or collected in advance of product delivery or providing services are recorded as deferred revenue. The Company accrues for warranty costs, sales returns, bad debts, and other allowances based on its historical experience. The Company has recognized no revenue since inception.

Income Taxes

The Company accounts for income taxes under SFAS No. 109 (now contained in FASB Codification Topic 740-10-25, Accounting for Uncertainty in Income Taxes), which requires the asset and liability approach to accounting for income taxes.  Under this method, deferred tax assets and liabilities are measured based on differences between financial reporting and tax bases of assets and liabilities measured using enacted tax rates and laws that are expected to be in effect when differences are expected to reverse. As of February 2, 2018 we had a net operating loss carry-forward of approximately $(117,406) and a deferred tax asset of $24,655 using the statutory rate of 21%. The deferred tax asset may be recognized in future periods, not to exceed 20 years.  However, due to the uncertainty of future events we have booked valuation allowance of $(24,665).  FASB ASC 740 prescribes recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FASB ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  At February 2, 2018 the Company had not taken any tax positions that would require disclosure under FASB ASC 740.

Net deferred tax assets consist of the following components as of February 2, 2018 and December 31, 2017:

	February 2, 2018	December 31, 2017
Deferred tax assets:
Deferred tax assets:	$24,655	$15,298
Valuation allowance	(24,655)	(15,298)
Net deferred tax asset	$-	$-

Stock-Based Compensation

The Company records stock-based compensation using the fair value method. Equity instruments issued to employees and the cost of the services received as consideration are accounted for in accordance with ASC 718 “Stock Compensation” and are measured and recognized based on the fair value of the equity instruments issued. All transactions with non-employees in which goods or services are the consideration received for the issuance of equity instruments are accounted for in accordance with ASC 515 “Equity-Based Payments to Non-Employees”, based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

Long Lived Assets

Periodically the Company assesses potential impairment of its long-lived assets, which include property, equipment and acquired intangible assets, in accordance with the provisions of ASC Topic 360, “Property, Plant and Equipment.” The Company recognizes impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying values. An impairment loss would be recognized in the amount by which the recorded value of the asset exceeds the fair value of the asset, measured by the quoted market price of an asset or an estimate based on the best information available in the circumstances. There were no such losses recognized during the period ended February 2, 2018.

Property, Equipment and Intangible Assets

Property and equipment are carried at cost, less accumulated depreciation. Additions are capitalized, and maintenance and repairs are charged to expense as incurred. Intangible assets consist of acquired web site domains and web site content and are carried at cost, less accumulated amortization.

Depreciation and amortization is provided principally on the straight-line basis method over the estimated useful lives of the assets.

Recently Issued Accounting Standards

The Company is reviewing the effects of following recent updates.  The Company has no expectation that any of these items will have a material effect upon the financial statements.

•Update 2017-08—Receivables—Nonrefundable Fees and Other Costs (Subtopic 310-20): Premium Amortization on Purchased Callable Debt Securities

•Update 2017-05—Other Income—Gains and Losses from the Derecognition of Nonfinancial Assets (Subtopic 610-20): Clarifying the Scope of Asset Derecognition Guidance and Accounting for Partial Sales of Nonfinancial Assets

•Update 2017-04—Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment

•Update 2017-03—Accounting Changes and Error Corrections (Topic 250) and Investments—Equity Method and Joint Ventures (Topic 323): Amendments to SEC Paragraphs Pursuant to Staff Announcements at the September 22, 2016 and November 17, 2016 EITF Meetings  (SEC Update)

•Update 2017-01—Business Combinations (Topic 805): Clarifying the Definition of a Business

•Update 2016-20—Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers

•Update 2016-18—Statement of Cash Flows (Topic 230): Restricted Cash (a consensus of the FASB Emerging Issues Task Force)

•Update 2016-17—Consolidation (Topic 810): Interests Held through Related Parties That Are under Common Control

•Update 2016-16—Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory

•Update 2016-15—Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force)

•Update 2016-13—Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments

•Update 2016-12—Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients

•Update 2016-10—Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing

•Update 2016-09—Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting

•Update 2016-08—Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net)

•Update 2016-07 —Investments—Equity Method and Joint Ventures (Topic 323): Simplifying the Transition to the Equity Method of Accounting

•Update 2016-03—Intangibles—Goodwill and Other (Topic 350), Business Combinations (Topic 805), Consolidation (Topic 810), Derivatives and Hedging (Topic 815): Effective Date and Transition Guidance (a consensus of the Private Company Council)

NOTE 3 - RELATED PARTY TRANSACTIONS

Notes and Convertible Notes Payable

On November 15, 2017, the Company issued an unsecured note payable to Jon McKenzie at a 6% interest rate, due upon demand. As of December 31, 2017, the outstanding balance was $80,300. For the period January 1, 2018 through February 2, 2018, Jon McKenzie advanced an additional $30,000 and as of February 2, 2018 the outstanding balance was $110,300.

Joey Firestone was paid $5,000 in compensation during 2017.

NOTE 4 - COMMON STOCK AND COMMON STOCK WARRANTS

Common Stock

The Company has authorized a total of 400,000,000 shares of Common Stock. For the year ended December 31, 2017, the Company issued 50,000,000 shares of Common Stock for $19,000 to its management.

Common Stock Warrants

None.

NOTE 5 PREFERRED STOCK

The Company has authorized a total of 10,000,000 shares of Preferred Stock, $.0001 par value, which may be issued from time to time and bearing such rights, privileges and preferences as shall be designated by the Board of Directors.  As of December 31, 2017, the Company had issued 10,000,000 Shares of Preferred Stock, designated as series A “Cumulative Preference ‘A’” , for $1,000.

NOTE 6 - GOING CONCERN

The Company's financial statements are prepared using Generally Accepted Accounting Principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has recently accumulated significant losses and has negative working capital. All of these items raise substantial doubt about its ability to continue as a going concern. Management's plans with respect to alleviating the adverse financial conditions that caused management to express substantial doubt about the Company's ability to continue as a going concern are as follows:

The Company is currently trying to raise new debt or equity to set up and market its line sports beverage products. If the Company is not successful in the development and implementation of a concept which produces positive cash flows from operations, the Company may be forced to continue to raise additional equity or debt financing to fund its ongoing obligations or risk ceasing doing business.

There can be no assurance that the Company will be able to achieve its business plans, raise any more required capital or secure the financing necessary to achieve its current operating plan. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

None.

NOTE 8 – LOAN RECEIVABLE

On November 29, 2017, we advanced $8,000 to a company and subsequently reserved the entire amount as an allowance for un-collectability.

NOTE 9 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events that occurred after the date February 2, 2018 and through the date of issuance of these financial statements. No significant events occurred, other than disclosed below, that would have a material impact on the Financial Statements.

On February 2, 2018 the company was acquired by Elite Performance Holding Corp. via the Contribution and Assignment Agreement. Details of the transaction can be found under attached Exhibit 10.1.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The Registrant estimates that expenses in connection with the distribution described in this Registration Statement will be as shown below.  All expenses incurred with respect to the distribution will be paid by the Company.

Expense

SEC Registration Fee:	$1,102.06
Blue Sky fees and expenses:	1,000.00
Legal fees and expenses:	10,000.00
Accounting fees and expenses:	20,000.00
Printing expenses	-
*Total	$32,102.06

_____________________

Item 14.  Indemnification of Directors and Officers

See the Bylaws of the Company as shown on Exhibit 3.3 herein.

Agreements

We intend to enter into compensation agreements with selected officers and directors, pursuant to which we will agree, to the maximum extent permitted by law, to defend, indemnify and hold harmless the officers and directors against any costs, losses, claims, suits, proceedings, damages or liabilities to which our officers and directors become subject to which arise out of or are based upon or relate to our officers and directors engagement by the Company.

Item 15. Recent Sales of Unregistered Securities

A total of 55,510,000 shares of the Company’s common stock were issued to the following individuals:

50,000,000 shares were issued as founder’s shares, for no monetary consideration. 25,000,000 of the shares are beneficially held by Jon McKenzie, the Company’s CEO and 25,000,000 of the shares are held by Joey Firestone, the Company’s Director.

The remaining 5,510,000 shares are held by non-affiliate shareholders who all purchased heir shares directly from the Company due to their relationship as friends or family members of Jon McKenzie or Joey Firestone, the Company’s officers and directors, and all are likewise listed herein as Selling stockholders.

       TOTAL SHARES 5,510,000

Shareholder	Price	Date	Shares	Total paid
2010 EPA, LLC	0.05	4/8/2018	400,000	$ 20,000.00
Demetrius S. Alecos	0.05	4/6/2018	50,000	$ 2,500.00
Stephanie Ann Bell	0.05	9/13/2018	100,000	$ 5,000.00
Peter E. Boon II	0.05	4/29/2018	100,000	$ 5,000.00
Ryan Clark	0.05	3/30/2018	100,000	$ 5,000.00
Jeffrey L. Cohen	0.05	4/5/2018	400,000	$ 20,000.00
Matthew M. Daniels	0.05	6/25/2018	50,000	$ 2,500.00
Michael T. Davis	0.05	8/6/2018	600,000	$ 30,000.00
Larry Dobbs	0.05	7/10/2018	200,000	$ 10,000.00
Karely Feavor	0.05	4/5/2018	200,000	$ 10,000.00
Kari and Nick Firestone	0.05	5/1/2018	40,000	$ 2,000.00
Matthew Gracey	0.05	6/11/2018	400,000	$ 20,000.00
Chris P. Jones	0.05	8/6/2018	200,000	$ 10,000.00
Kim Kring	0.05	5/2/2018	80,000	$ 4,000.00
Thomas Murphy	0.05	4/10/2018	200,000	$ 10,000.00
Joseph Peavy	0.05	9/13/2018	40,000	$ 2,000.00
Daniel Rizzo	0.05	3/30/2018	60,000	$ 3,000.00
Theodore and Margaret Seaman	0.05	9/13/2018	300,000	$ 15,000.00
Rafael Tellez	0.05	9/13/2018	180,000	$ 9,000.00
Matthew Thompson	0.05	5/28/2018	70,000	$ 3,500.00
Kevin Whetsell	0.05	6/26/2018	200,000	$ 10,000.00
Richard Vasquez	0.05	09/24/18	500,000	$ 25,000.00
David Salva	0.05	09/25/18	500,000	$ 25,000.00
David Salva	0.05	09/26/18	500,000	$ 25,000.00
Alexander Szliwoski	0.05	09/27/18	40,000	$ 2,000.00

Item 16.  Exhibits and Financial Schedules

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

a.           Financial Statements

1.           Audited Financial Statements and Notes for the period ended December 31, 2017.

Audited Financial Statements and Notes for the period ended June 30, 2018.

Audited Financial Statements and Notes for the period ended February 2, 2018

b.           Exhibits

3.1	Articles of Incorporation of Elite Beverage International Corp., as amended
3.2	Articles of Incorporation of Registrant, as amended
3.3	Bylaws of Registrant
5.1	Opinion of Law Offices of Matheau J. W. Stout Regarding Legality of the Securities Being Registered
10.1	Contribution and Assignment Agreement dated February 2, 2018
10.2	Form of Subscription Agreement Used by Non-Affiliate Shareholders

23.1	Consent of Law Office of Matheau J. W. Stout, Esq. (included in Exhibit 5.1)
23.2	Consent of M&K, CPAS
99.1 99.2 99.3

Limited Exclusivity Agreement dated September 1, 2018

Employment Agreement between the Registrant and Jon McKenzie dated February 2, 2018

Employment Agreement between the Registrant and Joey Firestone dated February 2, 2018

________________

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a) (3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)  For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Sec. 230-424);

ii.           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the registrant;

iii.          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)  That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7)  That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

(8)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in ________, State of _____________ on November 29, 2018.

ELITE PERFORMANCE HOLDINGS CORPORATION

Date: November 29, 2018	/s/ Jon McKenzie
By: Jon McKenzie
Its: Chief Executive Officer;
Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Capacity in Which Signed	Date

/s/ Jon McKenzie	Chief Executive Officer	November 29, 2018
Jon McKenzie	(Principal Executive Officer and Director)

/s/ Jon McKenzie	Chief Financial Officer	November 29, 2018
Jon McKenzie	(Principal Accounting and Financial Officer and Director)

/s/ Joey Firestone	Director, Secretary	November 29, 2018
Joey Firestone